ASSET BACKED FUNDING CORPORATION,

Depositor

OPTION ONE MORTGAGE CORPORATION,

Servicer

and

WELLS FARGO BANK, N.A.,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2006

ABFC 2006-OPT2 Trust

Asset Backed Funding Corporation Asset Backed Certificates, Series 2006-OPT2

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	14

Section 1.01.	Defined Terms.	14
Section 1.02.	Accounting.	79
Section 1.03.	Rights of the NIMS Insurer.	79
Section 1.04.	Fiscal Year	80

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES	80

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND	92

i

EXHIBITS:

Exhibit A-1	Form of Class A-1 Certificates
Exhibit A-2	Form of Class A-2 Certificates
Exhibit A-3A	Form of Class A-3A Certificates
Exhibit A-3B	Form of Class A-3B Certificates
Exhibit A-3C	Form of Class A-3C Certificates
Exhibit A-3D	Form of Class A-3D Certificates
Exhibit B-1	Form of Class M-1 Certificates
Exhibit B-2	Form of Class M-2 Certificates
Exhibit B-3	Form of Class M-3 Certificates
Exhibit B-4	Form of Class M-4 Certificates
Exhibit B-5	Form of Class M-5 Certificates
Exhibit B-6	Form of Class M-6 Certificates
Exhibit B-7	Form of Class M-7 Certificates
Exhibit B-8	Form of Class M-8 Certificates
Exhibit B-9	Form of Class M-9 Certificates
Exhibit B-10	Form of Class B Certificates
Exhibit C-1	Form of Class CE Certificates
Exhibit C-2	Form of Class P Certificates
Exhibit C-3	Form of Class R Certificates
Exhibit C-4	Form of Class R-X Certificates
Exhibit D	Mortgage Loan Schedule
Exhibit E	Form of Request for Release of Documents
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Mortgage Loan Purchase Agreement
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of ERISA Representation
Exhibit J-1	Form of Investment Letter (Non Rule 144A)
Exhibit J-2	Form of Rule 144A Investment Letter
Exhibit K	Form of Residual Certificate Transfer Affidavit
Exhibit L	Form of Transferor Certificate
Exhibit M	Monthly Information Delivered by Servicer
Exhibit N	Form of Interest Rate Swap Agreement
Exhibit O	Form of Sarbanes Oxley Certification
Exhibit P-1	Form of Certification to be Provided by the Trustee to Depositor
Exhibit P-2	Form of Certification to be Provided by the Servicer to Depositor
Exhibit Q	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit R-1	Additional Form 10-D Information
Exhibit R-2	Additional Form 10-K Information
Exhibit R-3	Form 8-K Information
Exhibit S	Additional Disclosure Notification

v

ASSET BACKED FUNDING CORPORATION, as depositor (the “Depositor”), OPTION ONE MORTGAGE CORPORATION, as servicer (the “Servicer”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”) are entering into this Pooling and Servicing Agreement, dated as of September 1, 2006 (the “Agreement”).

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty Classes of Certificates, designated as (i) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, (iii) the Class B Certificates, (iv) the Class CE Certificates, (v) the Class P Certificates and (vi) the Class R and Class R-X Certificates. The descriptions of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 that follow are part of the Preliminary Statement. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved pursuant to the terms of Section 11.01 hereof in a manner that preserves the validity of such REMIC elections described below.

REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Interest Rate Swap Agreement, the Swap Account, the Class IO Distribution Amount, the Originator Prepayment Charge Payment Amounts, the Servicer Prepayment Charge Payment Amounts, the Cap Carryover Amounts and the Cap Carryover Reserve Account) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class R-1 Interest will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass Through Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-1-A	Variable(2)	$4,024,759.50	October 25, 2036
I-1-B	Variable(2)	$4,024,759.50	October 25, 2036
I-2-A	Variable(2)	$5,241,212.50	October 25, 2036
I-2-B	Variable(2)	$5,241,212.50	October 25, 2036
I-3-A	Variable(2)	$6,456,849.00	October 25, 2036
I-3-B	Variable(2)	$6,456,849.00	October 25, 2036
I-4-A	Variable(2)	$7,663,967.50	October 25, 2036

Designation	Uncertificated REMIC 1 Pass Through Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-4-B	Variable(2)	$7,663,967.50	October 25, 2036
I-5-A	Variable(2)	$8,854,623.50	October 25, 2036
I-5-B	Variable(2)	$8,854,623.50	October 25, 2036
I-6-A	Variable(2)	$10,020,696.00	October 25, 2036
I-6-B	Variable(2)	$10,020,696.00	October 25, 2036
I-7-A	Variable(2)	$11,153,144.50	October 25, 2036
I-7-B	Variable(2)	$11,153,144.50	October 25, 2036
I-8-A	Variable(2)	$12,237,968.00	October 25, 2036
I-8-B	Variable(2)	$12,237,968.00	October 25, 2036
I-9-A	Variable(2)	$13,081,751.00	October 25, 2036
I-9-B	Variable(2)	$13,081,751.00	October 25, 2036
I-10-A	Variable(2)	$13,853,634.00	October 25, 2036
I-10-B	Variable(2)	$13,853,634.00	October 25, 2036
I-11-A	Variable(2)	$14,499,651.00	October 25, 2036
I-11-B	Variable(2)	$14,499,651.00	October 25, 2036
I-12-A	Variable(2)	$14,065,063.50	October 25, 2036
I-12-B	Variable(2)	$14,065,063.50	October 25, 2036
I-13-A	Variable(2)	$13,614,878.50	October 25, 2036
I-13-B	Variable(2)	$13,614,878.50	October 25, 2036
I-14-A	Variable(2)	$13,179,188.50	October 25, 2036
I-14-B	Variable(2)	$13,179,188.50	October 25, 2036
I-15-A	Variable(2)	$12,757,525.50	October 25, 2036
I-15-B	Variable(2)	$12,757,525.50	October 25, 2036
I-16-A	Variable(2)	$12,349,436.50	October 25, 2036
I-16-B	Variable(2)	$12,349,436.50	October 25, 2036
I-17-A	Variable(2)	$11,954,481.00	October 25, 2036
I-17-B	Variable(2)	$11,954,481.00	October 25, 2036
I-18-A	Variable(2)	$11,572,234.50	October 25, 2036
I-18-B	Variable(2)	$11,572,234.50	October 25, 2036
I-19-A	Variable(2)	$11,202,286.50	October 25, 2036
I-19-B	Variable(2)	$11,202,286.50	October 25, 2036
I-20-A	Variable(2)	$10,844,239.00	October 25, 2036
I-20-B	Variable(2)	$10,844,239.00	October 25, 2036
I-21-A	Variable(2)	$10,543,703.00	October 25, 2036
I-21-B	Variable(2)	$10,543,703.00	October 25, 2036
I-22-A	Variable(2)	$23,196,249.50	October 25, 2036
I-22-B	Variable(2)	$23,196,249.50	October 25, 2036
I-23-A	Variable(2)	$217,297,149.50	October 25, 2036
I-23-B	Variable(2)	$217,297,149.50	October 25, 2036
I-24-A	Variable(2)	$3,587,871.50	October 25, 2036
I-24-B	Variable(2)	$3,587,871.50	October 25, 2036
I-25-A	Variable(2)	$3,299,692.50	October 25, 2036

Designation	Uncertificated REMIC 1 Pass Through Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-25-B	Variable(2)	$3,299,692.50	October 25, 2036
I-26-A	Variable(2)	$2,996,016.50	October 25, 2036
I-26-B	Variable(2)	$2,996,016.50	October 25, 2036
I-27-A	Variable(2)	$2,257,545.50	October 25, 2036
I-27-B	Variable(2)	$2,257,545.50	October 25, 2036
I-28-A	Variable(2)	$1,961,012.00	October 25, 2036
I-28-B	Variable(2)	$1,961,012.00	October 25, 2036
I-29-A	Variable(2)	$1,901,361.50	October 25, 2036
I-29-B	Variable(2)	$1,901.361.50	October 25, 2036
I-30-A	Variable(2)	$1,843,631.50	October 25, 2036
I-30-B	Variable(2)	$1,843,631.50	October 25, 2036
I-31-A	Variable(2)	$1,787,758.50	October 25, 2036
I-31-B	Variable(2)	$1,787,758.50	October 25, 2036
I-32-A	Variable(2)	$2,191,103.50	October 25, 2036
I-32-B	Variable(2)	$2,191,103.50	October 25, 2036
I-33-A	Variable(2)	$1,663,038.00	October 25, 2036
I-33-B	Variable(2)	$1,663,038.00	October 25, 2036
I-34-A	Variable(2)	$1,948,967.50	October 25, 2036
I-34-B	Variable(2)	$1,948,967.50	October 25, 2036
I-35-A	Variable(2)	$3,773,813.50	October 25, 2036
I-35-B	Variable(2)	$3,773,813.50	October 25, 2036
I-36-A	Variable(2)	$2,611,156.00	October 25, 2036
I-36-B	Variable(2)	$2,611,156.00	October 25, 2036
I-37-A	Variable(2)	$1,326,223.50	October 25, 2036
I-37-B	Variable(2)	$1,326,223.50	October 25, 2036
I-38-A	Variable(2)	$1,288,190.50	October 25, 2036
I-38-B	Variable(2)	$1,288,190.50	October 25, 2036
I-39-A	Variable(2)	$1,251,306.50	October 25, 2036
I-39-B	Variable(2)	$1,251,306.50	October 25, 2036
I-40-A	Variable(2)	$1,215,535.50	October 25, 2036
I-40-B	Variable(2)	$1,215,535.50	October 25, 2036
I-41-A	Variable(2)	$1,180,842.50	October 25, 2036
I-41-B	Variable(2)	$1,180,842.50	October 25, 2036
I-42-A	Variable(2)	$1,147,191.50	October 25, 2036
I-42-B	Variable(2)	$1,147,191.50	October 25, 2036
I-43-A	Variable(2)	$1,114,551.00	October 25, 2036
I-43-B	Variable(2)	$1,114,551.00	October 25, 2036
I-44-A	Variable(2)	$1,082,888.00	October 25, 2036
I-44-B	Variable(2)	$1,082,888.00	October 25, 2036
I-45-A	Variable(2)	$1,052,171.00	October 25, 2036
I-45-B	Variable(2)	$1,052,171.00	October 25, 2036
I-46-A	Variable(2)	$1,022,371.00	October 25, 2036

Designation	Uncertificated REMIC 1 Pass Through Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-46-B	Variable(2)	$1,022,371.00	October 25, 2036
I-47-A	Variable(2)	$993,458.50	October 25, 2036
I-47-B	Variable(2)	$993,458.50	October 25, 2036
I-48-A	Variable(2)	$965,405.50	October 25, 2036
I-48-B	Variable(2)	$965,405.50	October 25, 2036
I-49-A	Variable(2)	$938,185.50	October 25, 2036
I-49-B	Variable(2)	$938.185.50	October 25, 2036
I-50-A	Variable(2)	$911,770.50	October 25, 2036
I-50-B	Variable(2)	$911,770.50	October 25, 2036
I-51-A	Variable(2)	$886,137.50	October 25, 2036
I-51-B	Variable(2)	$886,137.50	October 25, 2036
I-52-A	Variable(2)	$861,261.00	October 25, 2036
I-52-B	Variable(2)	$861,261.00	October 25, 2036
I-53-A	Variable(2)	$837,117.00	October 25, 2036
I-53-B	Variable(2)	$837,117.00	October 25, 2036
I-54-A	Variable(2)	$813,683.00	October 25, 2036
I-54-B	Variable(2)	$813,683.00	October 25, 2036
I-55-A	Variable(2)	$790,937.00	October 25, 2036
I-55-B	Variable(2)	$790,937.00	October 25, 2036
I-56-A	Variable(2)	$768,858.00	October 25, 2036
I-56-B	Variable(2)	$768,858.00	October 25, 2036
I-57-A	Variable(2)	$747,424.50	October 25, 2036
I-57-B	Variable(2)	$747,424.50	October 25, 2036
I-58-A	Variable(2)	$1,157,649.50	October 25, 2036
I-58-B	Variable(2)	$1,157,649.50	October 25, 2036
I-59-A	Variable(2)	$3,003,362.50	October 25, 2036
I-59-B	Variable(2)	$3,003,362.50	October 25, 2036
I-60-A	Variable(2)	$22,787,810.00	October 25, 2036
I-60-B	Variable(2)	$22,787,810.00	October 25, 2036

_____________________

(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest will represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the “latest possible maturity date” for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

Designation	Uncertificated REMIC 2 Pass Through Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LTAA	Variable(2)	$1,077,278,604.39	October 25, 2036
LTA1	Variable(2)	$2,324,590.00	October 25, 2036
LTA2	Variable(2)	$2,324,650.00	October 25, 2036
LTA3A	Variable(2)	$2,054,930.00	October 25, 2036
LTA3B	Variable(2)	$529,110.00	October 25, 2036
LTA3C	Variable(2)	$969,630.00	October 25, 2036
LTA3D	Variable(2)	$459,290.00	October 25, 2036
LTM1	Variable(2)	$494,660.00	October 25, 2036
LTM2	Variable(2)	$306,220.00	October 25, 2036
LTM3	Variable(2)	$215,930.00	October 25, 2036
LTM4	Variable(2)	$192,370.00	October 25, 2036
LTM5	Variable(2)	$192,370.00	October 25, 2036
LTM6	Variable(2)	$186,870.00	October 25, 2036
LTM7	Variable(2)	$170,390.00	October 25, 2036
LTM8	Variable(2)	$104,430.00	October 25, 2036
LTM9	Variable(2)	$87,940.00	October 25, 2036
LTB	Variable(2)	$109,930.00	October 25, 2036
LTZZ	Variable(2)	$11,261,967.64	October 25, 2036
LTIO	Variable(2)	(3)	October 25, 2036
LTP	Variable(2)	$100.00	October 25, 2036

_____________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 2 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3)	REMIC 2 Regular Interest LTIO will have an Uncertificated Balance as specified in the definition thereof.

The foregoing REMIC 1 and REMIC 2 structure is intended to cause all the cash from the Mortgage Loans to flow through REMIC 3 as cash flow on a REMIC 3 Regular Interest, without creating any shortfall, actual or potential (other than for losses), to any REMIC 3 Regular Interest. To the extent that the structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with Section 11.01 hereto.

REMIC 3

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3.” The Class R-3 Interest represents the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

Each Class listed below (other than the Class P Interests) represents ownership of a Regular Interest in REMIC 3 and also represents either or both of (i) the right to receive payments with respect to the Cap Carryover Amount (as defined herein) and (ii) the obligation to pay or the right to receive payments from the Swap Account and Cap Carryover Reserve Account. The Class P Interests represent ownership of a Regular Interest in REMIC 3, but do not represent rights or obligations in respect of (i) or (ii) above. The entitlement to principal, if applicable, of the Regular Interest which corresponds to its related Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

The following table sets forth (or describes) the Class designation, initial Uncertificated Balance, Interest Rate and Latest Possible Maturity Date for each Class of REMIC 3 Regular Interests comprising the “regular interests” in REMIC 3 for purposes of the REMIC Provisions:

Class	Initial Uncertificated Balance	Interest Rate	Latest Possible Maturity Date(5)
A-1	$232,459,000.00	(1)	October 25, 2036
A-2	$232,465,000.00	(1)	October 25, 2036
A-3A	$205,493,000.00	(1)	October 25, 2036
A-3B	$52,911,000.00	(1)	October 25, 2036
A-3C	$96,963,000.00	(1)	October 25, 2036
A-3D	$45,929,000.00	(1)	October 25, 2036
M-1	$49,466,000.00	(1)	October 25, 2036
M-2	$30,622,000.00	(1)	October 25, 2036
M-3	$21,593,000.00	(1)	October 25, 2036
M-4	$19,237,000.00	(1)	October 25, 2036
M-5	$19,237,000.00	(1)	October 25, 2036
M-6	$18,687,000.00	(1)	October 25, 2036
M-7	$17,039,000.00	(1)	October 25, 2036
M-8	$10,443,000.00	(1)	October 25, 2036
M-9	$8,794,000.00	(1)	October 25, 2036
B	$10,993,000.00	(1)	October 25, 2036
CE Interest	(2)	(2)	October 25, 2036
Swap IO Interest	(3)	(3)	October 25, 2036
P Interest	$100.00	(4)	October 25, 2036

_____________________

(1)

Interest will accrue on these REMIC 3 Regular Interests at a per annum rate equal to the lesser of (i) the lesser of (a) One Month LIBOR as of the related LIBOR Determination Date, plus the related Certificate Margin and (b) the related Maximum Rate Cap and (ii) the REMIC 3 Cap.

For purposes of the REMIC Provisions, with respect to each REMIC 3 Regular Interest, each reference to a Cap in the applicable Certificate Interest Rate of the Corresponding Class of Certificates shall be deemed to be a reference to the REMIC 3 Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class of Certificates exceeds the REMIC 3 Cap, interest accruals based on such excess shall be treated as having been paid from the Cap Carryover Reserve Account or the Supplemental Interest Trust, as applicable. On any Distribution Date on which the Certificate Interest Rate on a Class of Certificates is based on the applicable Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC 3 Cap were substituted for the applicable Cap shall be treated as having been paid by the related Class of Certificates to the Supplemental Interest Trust, all pursuant to and as further provided in Section 4.09 and Section 4.10 herein.

(2)

Solely for REMIC purposes, the Class CE REMIC 3 Regular Interest will (i) have an initial Uncertificated Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest at its Pass-Through Rate on the Notional Amount of the Class CE Certificates.

(3)

For federal income tax purposes, the Class Swap IO REMIC 3 Regular Interest will not have a principal balance or an Interest Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest LTIO.

(4)	The Class P REMIC 3 Regular Interest will not bear interest.
(5)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of REMIC 3 Regular Interests.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE REMIC 3 Regular Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-X-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Initial Balance, Interest Rate and Latest Possible Maturity Date for the Class of REMIC 4 Regular Interests comprising the “regular interests” in REMIC 4 for purposes of the REMIC Provisions:

Class	Initial Balance	Interest Rate	Latest Possible Maturity Date(1)
CE	N/A(2)	(3)	October 25, 2036

_____________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 4.

(2)	Solely for REMIC purposes, the Class CE REMIC 4 Regular Interest will have an Initial Balance equal to the Initial Overcollateralization Amount.
(3)	The Class CE REMIC 4 Regular Interest will not have an Interest Rate, but will be entitled to 100% of amounts distributed on the Class CE REMIC 3 Regular Interest.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P REMIC 3 Regular Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-X-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Initial Balance, Interest Rate and Latest Possible Maturity Date for each Class of REMIC 5 Regular Interests comprising the “regular interests” in REMIC 5 for purposes of the REMIC Provisions.

Class	Initial Balance	Interest Rate	Latest Possible Maturity Date(1)
P	$100	(2)	October 25, 2036
(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 5 Regular Interest.

(2)

The Class P REMIC 5 Regular Interests do not bear interest, but will be entitled to 100% of the amounts distributed on the Class P REMIC 3 Regular Interest. The Class P REMIC 5 Regular Interests represent the right to receive payments in respect of Prepayment Charges.

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class Swap-IO REMIC 3 Regular Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 6.” The Class R-X-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Initial Balance, Interest Rate and Latest Possible Maturity Date for each Class of REMIC 6 Regular Interests comprising the “regular interests” in REMIC 6 for purposes of the REMIC Provisions.

Class	Initial Balance	Interest Rate	Latest Possible Maturity Date(1)
Swap-IO Interest	N/A(2)	(2)	October 25, 2036
(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 6 Regular Interest.

(2)

For federal income tax purposes, the Class Swap IO REMIC 6 Regular Interest will not have a principal balance or Interest Rate, but will be entitled to 100% of the amounts distributed on the Class Swap-IO REMIC 3 Regular Interest.

SUMMARY OF CERTIFICATES

The following table sets forth (or describes) the Class designation, Original Certificate Principal Balance, Certificate Interest Rate and Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

Class	Original Certificate Principal Balance	Certificate Interest Rate	Assumed Final Maturity Date
A-1	$232,459,000.00	(1)	October 25, 2036
A-2	$232,465,000.00	(2)	October 25, 2036
A-3A	$205,493,000.00	(3)	October 25, 2036
A-3B	$52,911,000.00	(4)	October 25, 2036
A-3C	$96,963,000.00	(5)	October 25, 2036
A-3D	$45,929,000.00	(6)	October 25, 2036
M-1	$49,466,000.00	(7)	October 25, 2036
M-2	$30,622,000.00	(8)	October 25, 2036
M-3	$21,593,000.00	(9)	October 25, 2036
M-4	$19,237,000.00	(10)	October 25, 2036
M-5	$19,237,000.00	(11)	October 25, 2036
M-6	$18,687,000.00	(12)	October 25, 2036
M-7	$17,039,000.00	(13)	October 25, 2036
M-8	$10,443,000.00	(14)	October 25, 2036
M-9	$8,794,000.00	(15)	October 25, 2036
B	$10,993,000.00	(16)	October 25, 2036
CE	(17)	(17)	October 25, 2036
P	$100.00	(20)	October 25, 2036
R	N/A	N/A	N/A
R-X	N/A	N/A	N/A

_____________________

(1)

Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-1 Pass-Through Rate and (ii) the Group 1 Cap for such Distribution Date.

(2)

Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-2 Pass-Through Rate and (ii) the Group 2 Cap for such Distribution Date.

(3)

Interest will accrue on the Class A-3A Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3A Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.

(4)

Interest will accrue on the Class A-3B Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3B Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.

(5)

Interest will accrue on the Class A-3C Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3C Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.

(6)

Interest will accrue on the Class A-3D Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3D Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.

(7)

Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(8)

Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(9)

Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-3 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(10)

Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-4 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(11)

Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-5 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(12)

Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-6 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(13)

Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-7 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(14)

Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-8 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(15)

Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-9 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(16)

Interest will accrue on the Class B Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class B Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(17)

Solely for REMIC purposes, the Class CE Certificates will (i) have an Original Certificate Principal Balance equal to the Initial Overcollateralization Amount and (ii) will be entitled to 100% of the amount distributed on the Class CE REMIC 4 Regular Interest.

(18)	The Class P Certificates will not bear interest.

ARTICLE I

DEFINITIONS

Section 1.01.	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1 Regular Interests and REMIC 2 Regular Interests, the Class CE REMIC 3 Regular Interest and the Class CE Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest on the REMIC 3 Regular Interests (other than the Class CE REMIC 3 Regular Interest and the Class Swap-IO REMIC 3 Regular Interest) and all Regular Certificates (other than the Class CE Certificates) will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360 day year.

10-K Filing Deadline: As defined in Section 3.31(c) hereof.

1933 Act: The Securities Act of 1933, as amended.

60+ Day Delinquent Loan: Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

Account: Any of the Cap Carryover Reserve Account, the Collection Account, the Distribution Account, the Swap Account or the Escrow Account.

Accrued Certificate Interest: With respect to each Distribution Date and Class of Offered Certificates or Class B Certificates, an amount equal to the interest accrued at the related Certificate Interest Rate for such Class during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates, reduced by such Class’ Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

Additional Disclosure Notification: As defined in Section 3.31(b) hereof.

Additional Form 10-D Information: As defined in Section 3.31(b) hereof.

Additional Form 10-K Information: As defined in Section 3.31(c) hereof.

Additional Servicer: A Subcontractor engaged by the Servicer, the Trustee or a custodian that is a “servicer” within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB.

Adjustable Rate Mortgage Loan: A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date for each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance: As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

Adverse REMIC Event: As defined in Section 9.01(f) hereof.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Regulations: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

Applied Realized Loss Amount: With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after taking into account the distribution of the Principal Distribution Amount and any Net Swap Payment from the Swap Provider on such Distribution Date and any increase in any Certificate Principal Balance as a result of Subsequent Recoveries) over (b) the Pool Balance as of the end of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period.

Assessment of Compliance: As defined in Section 3.20(a) hereof.

Assignment: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

Assumed Final Maturity Date: As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

Attestation Report: As defined in Section 3.20(b) hereof.

Available Funds: As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges, Originator Prepayment

Charge Payment Amounts, Servicer Prepayment Charge Payment Amounts and Prepayment Interest Excess) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date and (f) any Reimbursement Amount or Subsequent Recovery deposited into the Collection Account during the related Prepayment Period over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section 8.05 or Section 9.01(c), (c) amounts payable hereunder to the Credit Risk Manager, (d) Stayed Funds, (e) the Servicing Fee and (f) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

Balloon Loan: A Mortgage Loan that provides for a Balloon Payment.

Balloon Payment: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

Bankruptcy Code: Title 11 of the United States Code, as amended.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant,” or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Offered Certificates and Class B Certificates shall be Book-Entry Certificates.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Florida, the State of Missouri, the State of California, the Commonwealth of Pennsylvania or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed provided, however, with respect to distributions on Certificates, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Cap: Any of the Group 1 Cap, the Group 2 Cap, the Group 3 Cap or the Pool Cap.

Cap Carryover Amount: If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate and the Class B Certificates is based upon the related Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the application of such related Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate). For federal income tax purposes, each application of the applicable Cap shall be an application of the REMIC 3 Cap for purposes of calculating the related Cap Carryover Amount.

Cap Carryover Reserve Account: The account or accounts created and maintained pursuant to Section 4.10 hereof.

Certificate: Any Regular Certificate or Residual Certificate.

Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

Certificate Interest Rate: With respect to each Distribution Date and (a) each Class of Offered Certificates and Class B Certificates, the per annum rate equal to the lesser of (i) the related Pass-Through Rate and (ii) the related Cap and (b) the Class CE Certificates, the related Pass-Through Rate.

Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

Certificate Principal Balance: With respect to any Class of Certificates (other than the Class CE and Residual Certificates) and any Distribution Date, the Original Certificate Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. The Residual Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

With respect to the Class CE Certificates and any Distribution Date, and solely for federal income tax purposes, the excess, if any, of the then aggregate Uncertificated Balances of the REMIC 2 Regular Interests over the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates then outstanding.

Certificate Register and Certificate Registrar: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non U.S. Person shall not be a Holder of any Residual Certificate for any purpose hereof.

Class: Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

Class A Certificate Any one of the Certificates with an “A” designated on the face thereof substantially in the form annexed hereto as Exhibits A-1, A-2, A-3A, A-3B, A-3C and A-3D, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing (i) the corresponding REMIC 3 Regular Interest for purposes of the REMIC

Provisions, (ii) the right to receive Cap Carryover Amounts and (iii) the obligation to pay the Class IO Distribution Amount.

Class A-1 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.140% per annum, and (ii) following the Optional Termination Date, 0.280% per annum.

Class A-1 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-1 Certificate Margin and (ii) the Group 1 Maximum Rate Cap.

Class A-2 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.140% per annum, and (ii) following the Optional Termination Date, 0.280% per annum.

Class A-2 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-2 Certificate Margin and (ii) the Group 2 Maximum Rate Cap.

Class A-3A Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.060% per annum, and (ii) following the Optional Termination Date, 0.120% per annum.

Class A-3A Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3A Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

Class A-3B Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.110% per annum, and (ii) following the Optional Termination Date, 0.220% per annum.

Class A-3B Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3B Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

Class A-3C Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.150% per annum, and (ii) following the Optional Termination Date, 0.300% per annum.

Class A-3C Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3C Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

Class A-3D Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.220% per annum, and (ii) following the Optional Termination Date, 0.440% per annum.

Class A-3D Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3D Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

Class B Certificates: Any one of the Certificates with a “B” designated on the face thereof substantially in the form annexed hereto as Exhibit B-10, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing (i) the corresponding REMIC 3 Regular Interest for purposes of the REMIC Provisions, (ii) the right to receive Cap Carryover Amounts and (iii) the obligation to pay the Class IO Distribution Amount.

Class B Certificateholders: Collectively, the Holders of the Class B Certificates.

Class B Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 2.50% per annum, and (ii) following the Optional Termination Date, 3.75% per annum.

Class B Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class B Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class B Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 95.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class B Realized Loss Amortization Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxi) hereof, in each case for such Distribution Date.

Class CE Certificates: Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the corresponding REMIC 4 Regular Interest for purposes of the REMIC Provisions, (ii) the obligation to pay Cap Carryover Amounts, Swap Termination Payments and the Class IO Distribution Amount and (iii) the right to receive the Class IO Distribution Amount and amounts from the Cap Carryover Reserve Account and the Swap Account as set forth herein and therein.

Class CE Distributable Amount: With respect to any Distribution Date, (x) the sum of (i) the interest accrued on such Class CE Certificate at its Pass Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 4.02(b)(xxxiii) and any Defaulted Swap Termination Payments paid pursuant to Section 4.02(b)(xxxiv), (ii) up to any remaining Overcollateralization Release Amount and (iii) the amounts remaining in (A) the Cap Carryover Reserve Account after the distributions in Section 4.10 and (B) the Supplemental Interest Trust in respect of the Swap Account after distributions in Section 4.09(a).

Class IO Distribution Amount: As defined in Section 4.09 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class Swap-IO REMIC 3 Regular Interest on such Distribution Date, all as further provided in Section 4.09 hereof.

Class M Certificate: Any one of the Certificates with an “M” designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7, Exhibit B-8 and Exhibit B-9, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing (i) the corresponding REMIC 3 Regular Interest for purposes of the REMIC Provisions, (ii) the right to receive Cap Carryover Amounts and (iii) the obligation to pay the Class IO Distribution Amount.

Class M Certificateholders: Collectively, the Holders of the Class M Certificates.

Class M-1 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.250% per annum, and (ii) following the Optional Termination Date, 0.375% per annum.

Class M-1 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

Class M-2 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.290% per annum, and (ii) following the Optional Termination Date, 0.435% per annum.

Class M-2 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

Class M-3 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.350% per annum, and (ii) following the Optional Termination Date, 0.525% per annum.

Class M-3 Pass-Through Rate: For each Distribution Date, a per annum rate equal the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-3 Realized Loss Amortization Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

Class M-4 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.370% per annum, and (ii) following the Optional Termination Date, 0.555% per annum.

Class M-4 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-4 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such

Distribution Date) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 79.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class M-4 Realized Loss Amortization Amount: As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiii) hereof, in each case for such Distribution Date.

Class M-5 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.400% per annum, and (ii) following the Optional Termination Date, 0.600% per annum.

Class M-5 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-5 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 83.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class M-5 Realized Loss Amortization Amount: As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvi) hereof, in each case for such Distribution Date.

Class M-6 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.450% per annum, and (ii) following the Optional Termination Date, 0.675% per annum.

Class M-6 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-6 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 86.50% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class M-6 Realized Loss Amortization Amount: As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xix) hereof, in each case for such Distribution Date.

Class M-7 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.780% per annum, and (ii) following the Optional Termination Date, 1.170% per annum.

Class M-7 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-7 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 89.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class M-7 Realized Loss Amortization Amount: As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

Class M-8 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 1.000% per annum, and (ii) following the Optional Termination Date, 1.500% per annum.

Class M-8 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-8 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-8 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 91.50% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and the Pool Balance on the Cut-off Date.

Class M-8 Realized Loss Amortization Amount: As to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8

Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

Class M-9 Certificate Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 1.900% per annum, and (ii) following the Optional Termination Date, 2.850% per annum.

Class M-9 Pass-Through Rate: For each Distribution Date, a per annum rate equal to the lesser of (i) One Month LIBOR as of the related LIBOR Determination Date, plus the Class M-9 Certificate Margin and (ii) the Pool Maximum Rate Cap.

Class M-9 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates (after taking into account the payment of the Sequential Mezzanine Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 93.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Class M-9 Realized Loss Amortization Amount: As to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxviii) hereof, in each case for such Distribution Date.

Class P Certificate: Any one of the Certificates with a “P” designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing (i) the corresponding REMIC 5 Regular Interest for purposes of the REMIC Provisions and (ii) the right to receive the Servicer

Prepayment Charge Payment Amounts and the Originator Prepayment Charge Payment Amounts.

Class R Certificate: The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1, REMIC 2 and REMIC 3. The Class R Certificate represents the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

Class R-X Certificate: The Class R-X Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-4 and evidencing the ownership of the Residual Interest in each of REMIC 4 and REMIC 5. The Class R-X Certificate represents the ownership of the Class R-X-4 Interest, the Class R-X-5 Interest and the Class R-X-6 Interest.

Class R-1 Interest: The uncertificated residual interest in REMIC 1 for purposes of the REMIC Provisions.

Class R-2 Interest: The uncertificated residual interest in REMIC 2 for purposes of the REMIC Provisions.

Class R-3 Interest: The uncertificated residual interest in REMIC 3 for purposes of the REMIC Provisions.

Class R-X-4 Interest: The uncertificated residual interest in REMIC 4 for purposes of the REMIC Provisions.

Class R-X-5 Interest: The uncertificated residual interest in REMIC 5 for purposes of the REMIC Provisions.

Class R-X-6 Interest: The uncertificated residual interest in REMIC 6 for purposes of the REMIC Provisions.

Class Swap-IO REMIC 3 Regular Interest: The regular interest in REMIC 3 entitled to the amounts set forth in the Preliminary Statement hereto.

Class Swap-IO REMIC 6 Regular Interest: The regular interest in REMIC 6 entitled to the amounts set forth in the Preliminary Statement hereto.

Closing Date: October 12, 2006.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time.

Collection Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.04(a), which shall be entitled “Collection Account, Option One Mortgage Corporation, as Servicer for the Trust under the Pooling and Servicing Agreement dated as of July 1, 2006 among Asset Backed Funding Corporation, as Depositor, Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of ABFC 2006-OPT2 Trust, Asset Backed Funding Corporation Asset Backed Certificates, Series 2006-OPT2,” and which must be an Eligible Account.

Collection Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

Combined Loan to Value Ratio: For any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Principal Balance of the Mortgage Loan at origination and (ii) the principal balance of the senior mortgage loan, if any, on the date of origination of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Compensating Interest: As defined in Section 3.23 hereof.

Compliance Statement: As defined in Section 3.19 hereof.

Condemnation Proceeds: All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

Consulting Agreement: The Consulting Agreement, dated as of October 12, 2006, between the Credit Risk Manager and the Depositor.

Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479 0113, Attention: Client Manager ABFC, Series 2006-OPT2 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager ABFC, Series 2006-OPT2 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Corresponding Classes: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in another Trust REMIC or to a Class of Certificates in the manner set out below:

Corresponding REMIC 2 Regular Interest	Corresponding REMIC 3 Regular Interest	Corresponding Certificate
LTA1	Class A-1	Class A-1 Certificates
LTA2	Class A-2	Class A-2 Certificates
LTA3A	Class A-3A	Class A-3A Certificates
LTA3B	Class A-3B	Class A-3B Certificates
LTA3C	Class A-3C	Class A-3C Certificates
LTA3D	Class A-3D	Class A-3D Certificates
LTM1	Class M-1	Class M-1 Certificates
LTM2	Class M-2	Class M-2 Certificates

Corresponding REMIC 2 Regular Interest	Corresponding REMIC 3 Regular Interest	Corresponding Certificate
LTM3	Class M-3	Class M-3 Certificates
LTM4	Class M-4	Class M-4 Certificates
LTM5	Class M-5	Class M-5 Certificates
LTM6	Class M-6	Class M-6 Certificates
LTM7	Class M-7	Class M-7 Certificates
LTM8	Class M-8	Class M-8 Certificates
LTM9	Class M-9	Class M-9 Certificates
LTB	Class B	Class B Certificates
LTP	Class P	Class P Certificates
N/A	Class CE	Class CE Certificates
LTIO	Class Swap-IO	N/A

Credit Enhancement Percentage: For any Distribution Date and any Class of Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Certificates with a lower distribution priority than such Class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period.

Credit Risk Manager: Clayton Fixed Income Services Inc., a Colorado corporation.

Credit Risk Manager Fee: The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of (i) one twelfth of the Credit Risk Manager Fee Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period.

Credit Risk Manager Fee Rate: With respect to any Distribution Date, 0.0150% per annum.

Credit Risk Management Agreement: The Credit Risk Management Agreement between the Servicer and the Credit Risk Manager dated as of October 12, 2006.

Cut-off Date: September 1, 2006.

Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid Principal Balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

Deemed Material and Adverse Representation: As such term is defined in the Mortgage Loan Sale Agreement.

Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (including a Downgrade Termination Event) under the Interest Rate Swap Agreement (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Definitive Certificates: As defined in Section 5.02(c) hereof.

Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

Depositor: Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

Depository: The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8 102(3) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

Directly Operate: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

Disqualified Organization: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code, (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base within the meaning of an applicable income tax treaty or (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term “United States,” “state” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

Distribution Account: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled “Distribution Account, Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of ABFC 2006-OPT2 Trust, Asset Backed Funding Corporation Asset Backed Certificates, Series 2006-OPT2” and which must be an Eligible Account.

Distribution Date: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2006.

Distribution Date Statement: As defined in Section 4.06(a) hereof.

Due Date: With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (a) the short-term unsecured debt obligations of which are rated at least A-2 by S&P and P-1 by Moody’s and, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company are rated at least F-1 by Fitch, if the amounts on deposit are to be held in the account for generally no more than 30 days and are not intended to be used as credit enhancement or (b) the short-term unsecured debt obligations of which are rated at least P-1 by Moody’s and, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company are rated at least F-1 by Fitch and the long-term unsecured debt obligations of which are rated at least AA- by S&P and A1 by Moody’s, if the deposits are to be held more than 30 days but less than 365 days, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained and such uninsured amount would not cause withdraw or downgrade of the then current ratings of the Certificates, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.

Eligible Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)           direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)          (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short term uninsured debt rating in one of the two highest available rating categories of S&P and Moody’s and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P, A+ or higher by Fitch and A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)         securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)          commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

(vi)         units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

(vii)       if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Eligible Substitute Mortgage Loan: A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate principal balance) not in excess of the then outstanding Principal Balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) be of the same type (fixed rate or adjustable rate) and have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 2% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, have the same Index as the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan, (iii) have a FICO Score not less than the Defective Mortgage Loan, (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan, (v) have a Combined

Loan to Value Ratio as of the date of substitution not greater than the Combined Loan to Value Ratio of the Defective Mortgage Loan as of such date, (vi) have a Prepayment Charge at least equal in amount of that of the Defective Mortgage Loan and (vii) conform to each representation and warranty set forth in the applicable section of the Mortgage Loan Sale Agreement and Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iv) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan to Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be. Any Defective Mortgage Loan that is a Group 1 Mortgage Loan, Group 2 Mortgage Loan or Group 3 Mortgage Loan must be replaced by an Eligible Substitute Mortgage Loan that will be a Group 1 Mortgage Loan, Group 2 Mortgage Loan or Group 3 Mortgage Loan, as applicable.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class B, Class CE, Class P and Residual Certificates and any Certificate that no longer meets the applicable rating requirement of an Underwriter’s Exemption.

Escrow Account: The account or accounts created and maintained pursuant to Section 3.06.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

Estate in Real Property: A fee simple estate in a parcel of real property.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: The sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Extended Period: As defined in Section 9.04(b) hereof.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: As defined in Section 3.12 hereof.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property (i) purchased by the Originator or the Seller pursuant to or as contemplated by Section 2.03, (ii) purchased by the Purchasing Party pursuant to Section 3.32 or (iii) purchased by the Majority Class CE Certificateholders or the Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Fitch: Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Commission.

Fixed Payer Rate: The fixed rate payable with respect to each of the first 60 Distribution Dates, which is 5.0625%.

Fixed Rate Mortgage Loan: A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

Fixed Swap Payment: With respect to any Distribution Date, an amount equal to the product of (x) 5.0625%, (y) the notional “fixed amount” for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date, on a 30/360 basis), and the denominator of which is 360.

Floating Swap Payment: With respect to any Distribution Date, an amount equal to the product of (i) Swap LIBOR, (ii) the notional amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Foreclosure Price: The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

Form 8-K: As defined in Section 3.31(a) hereof.

Form 8-K Information: As defined in Section 3.31(d) hereof.

Form 10-D: As defined in Section 3.31(a) hereof.

Form 10-K: As defined in Section 3.31(a) hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment

Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

Group 1 Cap: For any Distribution Date and for the Class A-1 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 1 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider and (ii) any Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

Group 1 Interest Remittance Amount: As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 1 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 1 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 1 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 1 Maximum Rate Cap: As of any Distribution Date and the Class A-1 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 1 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 1 Mortgage Loan: Each Group 1 Mortgage Loan included in the Trust Fund on the Closing Date and listed on the Mortgage Loan Schedule. The aggregate Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date is equal to $294,999,035.82.

Group 1 Principal Percentage: With respect to any Distribution Date and the Class A-1 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 1 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

Group 1 Senior Principal Distribution Amount: With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 1 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Certificate Principal Balance of the Group 1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the Group 1 Mortgage Loans on the Cut-off Date.

Group 2 Cap: For any Distribution Date and for the Class A-2 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 2 Mortgage Loans, minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider and (ii) any Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

Group 2 Interest Remittance Amount: As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 2 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 2 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 2 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 2 Maximum Rate Cap: As of any Distribution Date and the Class A-2 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 2 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 2 Mortgage Loan: Each Group 2 Mortgage Loan included in the Trust Fund on the Closing Date and listed on Mortgage Loan Schedule. The aggregate Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date is equal to $295,006,329.67.

Group 2 Principal Percentage: With respect to any Distribution Date and the Class A-2 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 2 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

Group 2 Senior Principal Distribution Amount: With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 2 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Group 2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Group 2 Mortgage Loans as of the last day of the related

Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the Group 2 Mortgage Loans on the Cut-off Date.

Group 3 Cap: For any Distribution Date and for the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 3 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) the Net Swap Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider and (ii) any Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

Group 3 Interest Remittance Amount: As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 3 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 3 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 3 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 3 Maximum Rate Cap: As of any Distribution Date and the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 3 Mortgage Loans, minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

Group 3 Mortgage Loan: Each Group 3 Mortgage Loan included in the Trust Fund on the Closing Date and listed on Mortgage Loan Schedule. The aggregate Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date is equal to $509,258,616.54.

Group 3 Principal Percentage: With respect to any Distribution Date and the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 3 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

Group 3 Senior Principal Distribution Amount: With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 3 Principal Percentage of the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Group 3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.60% and (2) the aggregate Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the Group 3 Mortgage Loans on the Cut-off Date.

Group Subordinate Amount: For any Distribution Date and (i) the Group 1 Mortgage Loans, the excess of the aggregate Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Class A-1 Certificates immediately prior to that Distribution Date, (ii) the Group 2 Mortgage Loans, the excess of the aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Class A-2 Certificates immediately prior to that Distribution Date and (iii) the Group 3 Mortgage Loans, the excess of the aggregate Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Collection Period over the aggregate Certificate Principal Balance of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates immediately prior to such Distribution Date.

Indenture: An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee or the Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor, the

Trustee or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Contractor: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Section 1.856-4(b)(5) of the Treasury regulations, or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

Index: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

Initial Balance: As stated in the Preliminary Statement.

Initial Certificate Principal Balance: With respect to any Certificate of a Class other than a Class CE or Residual Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

Initial Overcollateralization Amount: $26,932,882.03.

Insurance Proceeds: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

Interest Accrual Period: With respect to any Distribution Date and the Offered Certificates and the Class B Certificates, the period from and including the preceding Distribution Date (or the Closing Date, in the case of the initial Interest Accrual Period) to but excluding the current Distribution Date.

Interest Carry Forward Amount: For any Class of Certificates (other than the Class CE, Class P and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such Class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carry Forward Amount referred to in clause (b) at the applicable Certificate Interest Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Interest Percentage: With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to shortfalls caused by the Relief Act or similar state laws.

Interest Rate: As described in the Preliminary Statement.

Interest Rate Swap Agreement: The 2002 ISDA Master Agreement, dated as of October 3, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Supplemental Interest Trust Trustee, and a confirmation of the same date, which supplements and forms part of the Master Agreement, substantially in the form attached hereto as Exhibit N.

Interest Remittance Amount: As of any Determination Date, the sum of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount.

Late Collections: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date: With respect to the Offered Certificates and the Class B Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

Liquidation Proceeds: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise.

Liquidation Report: The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer and the Trustee listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Loan and (iv) such other information as is agreed to by the Servicer and the Trustee.

Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

Loan Group 1: The Group 1 Mortgage Loans.

Loan Group 2: The Group 2 Mortgage Loans.

Loan Group 3: The Group 3 Mortgage Loans.

Losses: As defined in Section 9.03.

Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

Majority Certificateholders: The Holders of Certificates evidencing at least 51% of the Voting Rights.

Majority Class CE Certificateholders: The Holders of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

Marker Rate: With respect to the Class CE REMIC 3 Regular Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTZZ, (i) with the rate on each REMIC 2 Corresponding Marker Interest subject to a cap equal to the lesser of (a) LIBOR plus the applicable Certificate Margin of its Corresponding Class and (b) the REMIC 3 Cap for purposes of this calculation and (ii) with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each REMIC 2 Corresponding Marker Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

Maximum LTZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC 2 Regular Interest LTZZ minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) the Uncertificated Accrued Interest on the REMIC 2 Corresponding Marker Interests for such Distribution Date, each subject to a cap equal to the lesser of (a) LIBOR plus the applicable Certificate Margin of its Corresponding Class and (b) the REMIC 3 Cap for the purposes of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

MERS: As defined in Section 2.01 hereof.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

Monthly Excess Cashflow Allocation: As defined in Section 4.02(b).

Monthly Excess Cashflow Amount: The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates and the Class B Certificates.

Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the related Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (xv) under Section 4.01.

Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

Moody’s: Moody’s Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage

Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date, and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgage Loan: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

Mortgage Loan Purchase Agreement: The agreement between the Seller and the Depositor, dated as of September 1, 2006, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit G.

Mortgage Loan Sale Agreement: The Flow Sale and Servicing Agreement, dated as of July 28, 2006, by and among the Seller, as purchaser, Option One Mortgage Corporation and its affiliates, as sellers, as amended by the Assignment, Assumption and Recognition Agreement, dated October 12, 2006, among the Seller, the Depositor and Option One Mortgage Corporation.

Mortgage Loan Schedule: As of any date with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(1)	the Mortgage Loan identifying number;
(2)	the state and zip code of the Mortgaged Property;

(3)          the type of Residential Dwelling constituting the Mortgaged Property;

(4)          the occupancy status of the Mortgaged Property at origination;

(5)	the original months to maturity;

(6)	the date of origination;
(7)	the first payment date;
(8)	the stated maturity date;

(9)          the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(10)	the original principal amount of the Mortgage Loan;

(11)        the Principal Balance of each Mortgage Loan as of the Cut-off Date;

(12)        the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date;

(13)        the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

(14)	the contractual interest paid to date of the Mortgage Loan;

(15)        the Combined Loan to Value Ratio at origination and as of the Cut-off Date;

(16)        a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

(17)        a code indicating the Index that is associated with such Mortgage Loan;

(18)	the Gross Margin;
(19)	the Periodic Rate Cap;
(20)	the Minimum Mortgage Interest Rate;
(21)	the Maximum Mortgage Interest Rate;

(22)        a code indicating whether the Mortgage Loan has a Prepayment Charge and the type of Prepayment Charge and the term;

(23)        the first Adjustment Date immediately following the Cut-off Date;

(24)	the rate adjustment frequency;
(25)	the payment adjustment frequency;

(26)	the purpose of the Mortgage Loan; and

(27)        a code indicating whether the Mortgage Loan is a second lien.

The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement and a copy of such amended Mortgage Loan Schedule shall be furnished by the Servicer to the NIMS Insurer. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: The pool of Mortgage Loans, identified on the Mortgage Loan Schedules from time to time, and any REO Properties acquired in respect thereof.

Mortgaged Property: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Maximum Mortgage Interest Rate: With respect to (x) each Adjustable Rate Mortgage Loan, the applicable Maximum Mortgage Interest Rate and (y) each Fixed Rate Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan, in each case less the Expense Fee Rate.

Net Mortgage Interest Rate: With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

Net Swap Payment: With respect to a Distribution Date (i) in the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment for such Distribution Date over (y) the Floating Swap Payment for such Distribution Date and (ii) in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment for such Distribution Date over (y) the Fixed Swap Payment for such Distribution Date.

Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the Swap Account that is required under that paragraph to be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust.

New Lease: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE and Class P Certificates.

Nonrecoverable Advance: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

Notional Amount: With respect to any Distribution Date and the Class CE REMIC 3 Regular Interest and the Class CE Certificates, an amount equal to the aggregate Uncertificated Balances of the REMIC 2 Regular Interests other than REMIC 2 Regular Interest LTP for such Distribution Date.

Offered Certificates: The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Officers’ Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or a principal, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

One Month LIBOR: With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the interbank offered rate for one month United States dollar deposits in the London market as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on that page (or such other page as may replace that page on that service, or if such service is no longer offered, another service for displaying One-Month LIBOR or comparable rates as selected by the Trustee) on a LIBOR Determination Date, One Month LIBOR for the related Interest Accrual Period will be the Reference Bank Rate, determined by the Trustee as follows:

(i)           If on such LIBOR Determination Date two or more Reference Banks provide Reference Bank Rates, One Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such Reference Bank Rates (rounded upwards if necessary to the nearest whole multiple of 0.001%);

(ii)          If on such LIBOR Determination Date fewer than two Reference Banks provide Reference Bank Rates, One Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York

City, selected by the Trustee after consultation with the Depositor and the NIMS Insurer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates; and

(iii)        If no such quotations can be obtained, One Month LIBOR for the related Interest Accrual Period shall be One Month LIBOR for the prior Distribution Date.

Opinion of Counsel: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

Optional Termination Date: The first Distribution Date on which the NIMS Insurer, if any, or if there is no NIMS Insurer, the Majority Class CE Certificateholders or, if such holder is the Seller or is an affiliate of the Seller, the Servicer, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

Original Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, which is equal to the initial Uncertificated Balance set forth opposite the Corresponding Class of REMIC 3 Regular Interest in the Preliminary Statement, except with respect to (i) the Residual Certificates, which have an Original Certificate Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Certificate Principal Balance equal to the Initial Overcollateralization Amount.

Originator: Option One Mortgage Corporation or its successor in interest.

Originator Prepayment Charge Payment Amount: The amount payable by the Originator pursuant to Section 4.22 of the Mortgage Loan Sale Agreement in respect of certain Prepayment Charges that are not collected from a Mortgagor which amounts shall not be part of any Trust REMIC.

Overcollateralization Amount: As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period over (y) the aggregate Certificate Principal Balance of all Classes of Offered Certificates, the Class B Certificates and the Class P Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

Overcollateralization Deficiency: As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Offered Certificates, Class B Certificates and the Class P Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution

Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on the Offered Certificates, Class B Certificates and the Class P Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass Through Rate: Any of the Class A-1 Pass Through Rate, Class A-2 Pass Through Rate, the Class A-3A Pass Through Rate, the Class A-3B Pass Through Rate, the Class A-3C Pass Through Rate, the Class A-3D Pass Through Rate, the Class M-1 Pass Through Rate, the Class M-2 Pass Through Rate, the Class M-3 Pass Through Rate, the Class M-4 Pass Through Rate, the Class M-5 Pass Through Rate, the Class M-6 Pass Through Rate, the Class M-7 Pass Through Rate, the Class M-8 Pass Through Rate, the Class M-9 Pass Through Rate and the Class B Pass Through Rate; in the case of any REMIC 1 Regular Interest, the Uncertificated REMIC 1 Pass-Through Rate; in the case of any REMIC 2 Regular Interest, the Uncertificated REMIC 2 Pass-Through Rate; and in the case of any REMIC 3 Regular Interest, the “Interest Rate” set forth in the Preliminary Statement. For federal income tax purposes, each reference to the related Cap in the applicable Pass-Through Rate shall be deemed to be a reference to the REMIC 3 Cap.

With respect to the Class CE REMIC 3 Regular Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (D) below, and the denominator of which is the aggregate of the Uncertificated Balances of REMIC 2 Regular Interest LTAA, the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTZZ. For purposes of calculating the Pass-Through Rate for the Class CE REMIC 3 Regular Interest, the numerator is equal to the sum of the following components:

(A)         the Uncertificated REMIC 2 Pass Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC 2 Regular Interest LTAA;

(B)         the Uncertificated REMIC 2 Pass-Through Rate for each REMIC 2 Corresponding Marker Interest, in each case minus the Marker Rate, applied in each case to an amount equal to the respective Uncertificated Balance of each such REMIC 2 Corresponding Marker Interest;

(C)         the Uncertificated REMIC 2 Pass Through Rate for REMIC 2 Regular Interest LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ; and

(D)         and 100% of the Uncertificated Accrued Interest on REMIC 2 Regular Interest LTP.

With respect to the Class CE REMIC 4 Regular Interest and any Distribution Date, the Class CE REMIC 4 Regular Interest shall be entitled to 100% of the amounts distributable to the Class CE REMIC 3 Regular Interest. With respect to the Class CE Certificates and any Distribution Date, the Class CE Certificates shall be entitled to 100% of the amounts distributable to the Class CE REMIC 4 Regular Interest for such Distribution Date.

With respect to the Class Swap IO REMIC 3 Regular Interest and any Distribution Date, the Class Swap IO REMIC 3 Regular Interest shall be entitled to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO for such Distribution Date. With respect to the Class Swap-IO REMIC 6 Regular Interest and any Distribution Date, the Class Swap-IO REMIC 6 Regular Interest shall be entitled to 100% of the amounts distributable to the Class Swap-IO REMIC 3 Regular Interest for such Distribution Date.

Paying Agent: Any paying agent appointed pursuant to Section 5.05.

Percentage Interest: With respect to any Certificate (other than a Class CE, Class P or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of the related Class. With respect to a Class CE or Class P Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to a Residual Certificate, 100%.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Permitted Transferee: Any transferee of a Residual Certificate other than a Disqualified Organization, a non U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

Pool Balance: As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

Pool Cap: As of any Distribution Date, a per annum rate, equal to the weighted average of the Group 1 Cap, the Group 2 Cap and Group 3 Cap, weighted on the basis of the related Group Subordinate Amount.

Pool Maximum Rate Cap: As of any Distribution Date, a per annum rate, equal to the weighted average of the Group 1 Maximum Rate Cap, the Group 2 Maximum Rate Cap and the Group 3 Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

Prepayment Charge: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Mortgage Loan Schedule (other than any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount).

Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring in the prior calendar month that was applied by the Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the calendar month in which applied.

Prepayment Period: With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on September 1, 2006) and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage

Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

Principal Prepayment: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

Principal Remittance Amount: With respect to any Distribution Date, to the extent of funds available therefor, the excess (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses and indemnification payments pursuant to Section 6.03 and Section 8.05) of (A): the sum of (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) Insurance Proceeds, Net Liquidation Proceeds and Subsequent Recoveries allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal over (B) to the extent any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definitions of “Group 1 Interest Remittance Amount,” “Group 2 Interest Remittance Amount” and “Group 3 Interest Remittance Amount”).

Private Certificates: Any of the Class B, Class CE, Class P and Residual Certificates.

Prospectus Supplement: That certain Prospectus Supplement dated October 10, 2006 relating to the public offering of the Offered Certificates.

Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.32 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

Rating Agency or Rating Agencies: Fitch, Moody’s and S&P, or their respective successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

Realized Loss Amortization Amount: Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class B Realized Loss Amortization Amount.

Record Date: With respect to all of the Offered Certificates and Class B Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class CE, Class P and Residual Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Reference Bank Rate: With respect to each Interest Accrual Period, the rates at which deposits in U.S. Dollars are offered by the Reference Banks as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

Reference Banks: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee; provided, however, that if fewer than two of such banks provide a One Month LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

Regular Certificate: Any of the Offered Certificates, the Class B Certificates, the Class P Certificates and the Class CE Certificates.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation FD: Regulation FD, 17 C.F.R. §§243.100-243.103, as such may be amended from time to time.

Reimbursement Amount: With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of Option One Mortgage Corporation’s representations and warranties set forth in Section 3.03(i) or 3.03(ddd) of the Mortgage Loan Sale Agreement.

Related Documents: With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC 1 Regular Interest: Any of the separate non certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass

Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 1 Regular Interests are set forth in the Preliminary Statement hereto. The REMIC 1 Regular Interests consist of REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-60-B as designated in the Preliminary Statement hereto.

REMIC 2 Corresponding Marker Interests: REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3A, REMIC 2 Regular Interest LTA3B, REMIC 2 Regular Interest LTA3C, REMIC 2 Regular Interest LTA3D, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTB.

REMIC 2 Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

REMIC 2 Overcollateralization Target Amount: 1.00% of the Targeted Overcollateralization Amount.

REMIC 2 Overcollateralized Amount: With respect to any date of determination, (i) the aggregate Uncertificated Balances of the REMIC 2 Regular Interests minus (ii) the aggregate of the Uncertificated Balances of the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTP, in each case as of such date of determination.

REMIC 2 Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of the REMIC 2 Corresponding Marker Interests, and the denominator of which is the aggregate of the Uncertificated Balances of the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTZZ.

REMIC 2 Regular Interest: Any of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a “regular interest” in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 2 Regular Interests are set forth in the Preliminary Statement hereto. The REMIC 2 Regular Interests consist of the REMIC 2 Regular Interest LTAA, the REMIC 2 Regular Interest LTZZ, the REMIC 2 Regular Interest LTIO, the REMIC 2 Regular Interest LTP and the REMIC 2 Corresponding Marker Interests.

REMIC 2 Regular Interest LTAA: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTAA shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA1: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA1 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA2: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA2 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA3A: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA3A shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA3B: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA3B shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA3C: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA3C shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTA3D: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTA3D shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTB: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTB shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM1: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM1 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM2: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM2 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM3: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM3 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM4: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM4 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM5: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM5 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM6: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in

REMIC 2. REMIC 2 Regular Interest LTM6 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM7: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM7 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM8: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM8 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTM9: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTM9 shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTZZ: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTZZ shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest LTIO: One of the separate non certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LTIO shall accrue interest at the related Uncertificated REMIC 2 Pass Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interests: The REMIC regular interests in REMIC 3 as set forth and designated in the Preliminary Statement, each of which, other than the Class Swap-IO REMIC 3 Regular Interest, corresponds to a Class of Certificates with the same designation.

REMIC 3 Cap: For federal income tax purposes, for any Distribution Date with respect to the REMIC 3 Regular Interests corresponding to the Offered Certificates and the Class B Certificates, the weighted average (adjusted for the actual number of days elapsed in the related

Interest Accrual Period) of the Uncertificated REMIC 2 Pass-Through Rate on the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTIO), weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interest: Any of the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests or any of the Certificates (other than the Residual Certificates), exclusive of the right to receive Cap Carryover Amounts and the obligation to pay the Class IO Distribution Amount and, in the case of the Class CE Certificates, exclusive of the obligation to pay Cap Carryover Amounts and Net Swap Payments and the right to receive Net Swap Receipts.

Remittance Report: A report prepared by the Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

Rents from Real Property: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

REO Disposition: The sale or other disposition of an REO Property on behalf of the Trust.

REO Imputed Interest: As to any REO Property, for any Collection Period, an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition.

REO Principal Amortization: With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed in lieu of foreclosure, as described in Section 3.13.

Reportable Event: As defined in Section 3.31(d) hereof.

Request for Release: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

Residential Dwelling: Any one of the following: (i) a detached one family dwelling, (ii) a detached two-to four family dwelling, (iii) a one family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one family dwelling in a planned unit development, none of which is a co operative or mobile home.

Residual Certificates: Either of the Class R or Class R-X Certificates.

Residual Interest: The sole Class of “residual interests” in each REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Commission.

Sarbanes-Oxley Certification: As defined in Section 3.31(b) hereof.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Seller: Bank of America, National Association, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Senior Certificates: The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

Senior Principal Distribution Amount: For any Distribution Date, the sum of the Group 1 Senior Principal Distribution Amount, the Group 2 Senior Principal Distribution Amount and the Group 3 Senior Principal Distribution Amount.

Sequential Mezzanine Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Sequential Mezzanine Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 76.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to

Principal Prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

Servicer: Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

Servicer Event of Termination: One or more of the events described in Section 7.01.

Servicer Modification: A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

Servicer Optional Purchase Delinquency Trigger: On a Distribution Date, a Servicer Optional Purchase Delinquency Trigger has occurred if (i) the three month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds 25% of the Credit Enhancement Percentage for the Senior Certificates.

Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01, which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor which amounts shall not be part of any Trust REMIC.

Servicer Remittance Date: The 20th day of each month beginning in October 2006 (or, if such day is not a Business Day, the preceding Business Day).

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Servicer (including reasonable attorneys’ fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

Servicing Fee: With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

Servicing Fee Rate: With respect to each Mortgage Loan, 0.30% per annum for the first 10 calendar months following the Cut-off Date, 0.40% per annum for the 11th through 30th calendar months following the Cut-off Date, and 0.65% per annum for all calendar months thereafter.

Servicing Function Participant: Any Subservicer, Subcontractor or other Person engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of Item 1122 of Regulation AB.

Servicing Officer: Any representative or officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Servicing Standard: The standards set forth in Section 3.01 hereof.

Similar Law: As defined in Section 5.02(d) hereof.

Sponsor: Bank of America, National Association.

Startup Day: As defined in Section 9.01(b) hereof.

Stayed Funds: Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

Stepdown Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in October 2009 and (y) the Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to 42.40%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer, a Subservicer or the Trustee.

Subordinated Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class CE, Class P and Residual Certificates.

Subordination Depletion Date: The Distribution Date on which (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates has been reduced to zero and (ii) the Overcollateralization Amount is reduced to zero.

Subsequent Recovery: Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of some or all of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement: Any subservicing agreement between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.16.

Substitution Adjustment Amount: As defined in Section 2.03(d) hereof.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.09 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Interest Rate Swap Agreement, the Class Swap-IO REMIC 6 Regular Interest, the Swap Account and the right to receive any Net Swap Receipt and Swap Termination Payments from the Swap Provider, subject to the obligation to pay the amounts specified in Section 4.09. The Supplemental Interest Trust is not an asset of any REMIC created hereunder.

Supplemental Interest Trust Trustee: Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States, in its capacity as trustee of the Supplemental Interest Trust, or any successor Supplemental Interest Trust Trustee appointed as herein provided.

Swap Account: The trust account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.09 which shall be entitled “Swap Account, Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee, in trust for registered Holders of Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT2” and which must be an Eligible Account. Amounts on deposit in the Swap Account shall not be invested. The Swap Account shall not be an asset of any REMIC formed under this Agreement.

Swap LIBOR: As to any Distribution Date, LIBOR (as determined pursuant to the Interest Rate Swap Agreement with respect to such Distribution Date).

Swap Provider: Bank of America, National Association.

Swap Provider Trigger Event: A Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Interest Rate Swap Agreement) under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event (as defined in the Interest Rate Swap Agreement) under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event (as defined in the Interest Rate Swap Agreement) under the

Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

Targeted Overcollateralization Amount: As of any Distribution Date, (x) prior to the Stepdown Date, 2.45% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) 4.90% of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (b) 0.50% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Matters Person: The tax matters person or persons appointed pursuant to Section 9.01(e) hereof.

Tax Returns: The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Telerate Page 3750: The display page currently so designated on the Reuters Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

Termination Price: As defined in Section 10.01(a) hereof.

Trigger Event: On any Distribution Date, a Trigger Event has occurred if

(i)           the three month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds the applicable percentages of the Credit Enhancement Percentage as set forth below for the most senior class of Senior, Class M and Class B Certificates then outstanding;

Class	Percentage
Senior Certificates	37.74%
Class M-1 Certificates	47.90%
Class M-2 Certificates	57.49%
Class M-3 Certificates	66.95%
Class M-4 Certificates	78.43%
Class M-5 Certificates	94.67%
Class M-6 Certificates	118.52%
Class M-7 Certificates	153.84%
Class M-8 Certificates	188.23%
Class M-9 Certificates	231.88%
Class B Certificates	326.52%

or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance of the Mortgage Loans on the Cut-off Date exceeds the applicable percentages set forth below with respect to that Distribution Date:

Distribution Date Occurring In	Percentage
October 2008 through September 2009	1.30% for the first month, plus an additional 1/12th of 1.65% for each month thereafter
October 2009 through September 2010	2.95% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
October 2010 through September 2011	4.65% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
October 2011 through September 2012	6.00% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
October 2012 and thereafter	6.70%

Trust: ABFC 2006-OPT2 Trust, the trust created hereunder.

Trust Fund: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which six REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the

Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Sale Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account, the Cap Carryover Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

Trust REMIC: Any of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 or REMIC 6.

Trustee: Wells Fargo Bank, N.A., a national banking association, or any successor Trustee appointed as herein provided.

Uncertificated Accrued Interest: With respect to each REMIC 1 Regular Interest or REMIC 2 Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC 1 Pass Through Rate or Uncertificated REMIC 2 Pass Through Rate, as applicable, on the Uncertificated Balance of such REMIC Regular Interest. With respect to each REMIC 3 Regular Interest (other than the Class Swap-IO REMIC 3 Regular Interest) on each Distribution Date, an amount equal to one month’s interest at the related “Interest Rate” designated in the Preliminary Statement on the related Uncertificated Balance or with respect to the Class CE REMIC 3 Regular Interest, on the Notional Amount of the Corresponding Class of Certificates. In each case, Uncertificated Accrued Interest will be reduced by any Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Relief Act Interest Shortfalls for such Distribution Date).

Uncertificated Balance: The amount of any REMIC 1 Regular Interest or REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTIO) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC 1 Regular Interest or REMIC 2 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC 1 Regular Interest or REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTIO) shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest or REMIC 2 Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b). The Uncertificated Balance of REMIC 2 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08(a)(i). With respect to REMIC 2 Regular Interest LTIO, its Uncertificated Notional Amount. The Uncertificated Balance of each REMIC 1 Regular Interest or REMIC 2 Regular Interest, as applicable, shall never be less than zero.

With respect to any REMIC 3 Regular Interest (other than the Class Swap-IO REMIC 3 Regular Interest) and any Distribution Date, the Certificate Principal Balance of the corresponding Class of Certificates.

Uncertificated Notional Amount: With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Balances of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 2 Regular Interests

1	I-1-A	through I-60-A
2	I-2-A	through I-60-A
3	I-3-A	through I-60-A
4	I-4-A	through I-60-A
5	I-5-A	through I-60-A
6	I-6-A	through I-60-A
7	I-7-A	through I-60-A
8	I-8-A	through I-60-A
9	I-9-A	through I-60-A
10	I-10-A	through I-60-A
11	I-11-A	through I-60-A
12	I-12-A	through I-60-A
13	I-13-A	through I-60-A
14	I-14-A	through I-60-A
15	I-15-A	through I-60-A
16	I-16-A	through I-60-A
17	I-17-A	through I-60-A
18	I-18-A	through I-60-A
19	I-19-A	through I-60-A
20	I-20-A	through I-60-A
21	I-21-A	through I-60-A
22	I-22-A	through I-60-A
23	I-23-A	through I-60-A
24	I-24-A	through I-60-A
25	I-25-A	through I-60-A
26	I-26-A	through I-60-A
27	I-27-A	through I-60-A
28	I-28-A	through I-60-A
29	I-29-A	through I-60-A
30	I-30-A	through I-60-A
31	I-31-A	through I-60-A
32	I-32-A	through I-60-A
33	I-33-A	through I-60-A
34	I-34-A	through I-60-A
35	I-35-A	through I-60-A
36	I-36-A	through I-60-A
37	I-37-A	through I-60-A
38	I-38-A	through I-60-A
39	I-39-A	through I-60-A

Distribution Date	REMIC 2 Regular Interests
40	I-40-A	through I-60-A
41	I-41-A	through I-60-A
42	I-42-A	through I-60-A
43	I-43-A	through I-60-A
44	I-44-A	through I-60-A
45	I-45-A	through I-60-A
46	I-46-A	through I-60-A
47	I-47-A	through I-60-A
48	I-48-A	through I-60-A
49	I-49-A	through I-60-A
50	I-50-A	through I-60-A
51	I-51-A	through I-60-A
52	I-52-A	through I-60-A
53	I-53-A	through I-60-A
54	I-54-A	through I-60-A
55	I-55-A	through I-60-A
56	I-56-A	through I-60-A
57	I-57-A	through I-60-A
58	I-58-A	through I-60-A
59	I-59-A	through I-60-A
60	I-60-A	through I-60-A
thereafter	$0.00	through I-60-A

With respect to the Class Swap IO REMIC 3 Regular Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LTIO.

With respect to the Class Swap IO REMIC 6 Regular Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the Class Swap IO REMIC 3 Regular Interest.

Uncertificated REMIC 1 Pass Through Rate: With respect to each REMIC 1 Regular Interest ending with the designation “A,” a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of the Fixed Payer Rate multiplied by 2. With respect to each REMIC 1 Regular Interest ending with the designation “B,” the excess, if any, of (i) 2 multiplied by the Weighted Average Net Mortgage Interest Rate of the Mortgage Loans over (ii) the fixed Payer Rate multiplied by 2 (or 0.00% if there is no such excess).

Uncertificated REMIC 2 Pass Through Rate: With respect to REMIC 2 Regular Interest LTAA, the REMIC 2 corresponding Marker Interests, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 1 Regular Interests ending with the designation “B,” the weighted average of the Uncertificated REMIC 1 Pass Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC 1 Regular Interests for each such Distribution Date and (y) with respect to REMIC 1 Regular Interests ending with the designation “A,” for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

1	I-1-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

2	I-2-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A	Uncertificated REMIC 1 Pass-Through Rate

3	I-3-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate

4	I-4-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate

5	I-5-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate

6	I-6-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

7	I-7-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate

8	I-8-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate

9	I-9-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate

10	I-10-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate

11	I-11-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate

12	I-12-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

13	I-13-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate

14	I-14-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate

15	I-15-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate

16	I-16-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate

17	I-17-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate

18	I-18-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate

19	I-19-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

20	I-20-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate

21	I-21-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate

22	I-22-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate

23	I-23-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate

24	I-24-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate

25	I-25-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate

26	I-26-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

27	I-27-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate

28	I-28-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate

29	I-29-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate

30	I-30-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-29-A	Uncertificated REMIC 1 Pass-Through Rate

31	I-31-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-30-A	Uncertificated REMIC 1 Pass-Through Rate

32	I-32-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-31-A	Uncertificated REMIC 1 Pass-Through Rate

33	I-33-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-32-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

34	I-34-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-33-A	Uncertificated REMIC 1 Pass-Through Rate

35	I-35-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-34-A	Uncertificated REMIC 1 Pass-Through Rate

36	I-36-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-35-A	Uncertificated REMIC 1 Pass-Through Rate

37	I-37-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-36-A	Uncertificated REMIC 1 Pass-Through Rate

38	I-38-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-37-A	Uncertificated REMIC 1 Pass-Through Rate

39	I-39-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-38-A	Uncertificated REMIC 1 Pass-Through Rate

40	I-40-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-39-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

41	I-41-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-40-A	Uncertificated REMIC 1 Pass-Through Rate

42	I-42-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-41-A	Uncertificated REMIC 1 Pass-Through Rate

43	I-43-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-42-A	Uncertificated REMIC 1 Pass-Through Rate

44	I-44-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-43-A	Uncertificated REMIC 1 Pass-Through Rate

45	I-45-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-44-A	Uncertificated REMIC 1 Pass-Through Rate

46	I-46-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-45-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

47	I-47-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-46-A	Uncertificated REMIC 1 Pass-Through Rate

48	I-48-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-47-A	Uncertificated REMIC 1 Pass-Through Rate

49	I-49-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-48-A	Uncertificated REMIC 1 Pass-Through Rate

50	I-50-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-49-A	Uncertificated REMIC 1 Pass-Through Rate

51	I-51-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-50-A	Uncertificated REMIC 1 Pass-Through Rate

52	I-52-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate

53	I-53-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-52-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

54	I-54-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-53-A	Uncertificated REMIC 1 Pass-Through Rate

55	I-55-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-54-A	Uncertificated REMIC 1 Pass-Through Rate

56	I-56-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-55-A	Uncertificated REMIC 1 Pass-Through Rate

57	I-57-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-56-A	Uncertificated REMIC 1 Pass-Through Rate

58	I-58-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-57-A	Uncertificated REMIC 1 Pass-Through Rate

59	I-59-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-58-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Pass-Through Rate

60	I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-59-A	Uncertificated REMIC 1 Pass-Through Rate

thereafter	I-1-A through I-60-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LTIO and (i) Distribution Dates 1 through 60 (or 0.00% if there is no such excess) and (ii) thereafter, 0.00%, a per annum rate equal to the excess, if any, of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests including the designation “A,” over (ii) 2 times Swap LIBOR (or 0.00% if there is no such excess) and (ii) thereafter, 0.00%.

Uncertificated REMIC Interest: Any of the REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the Class CE REMIC 3 Regular Interest, the Class P REMIC 3 Regular Interest, the Class Swap-IO REMIC 3 Regular Interest and the Class Swap-IO REMIC 6 Regular Interest.

Underwriter’s Exemption: An exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a “Permitted Transferee,” a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

Unpaid Realized Loss Amount: For any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class, (b) the aggregate Realized Loss

Amortization Amounts with respect to such Class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such Class for all prior Distribution Dates from the Supplemental Interest Trust.

Value: With respect to any Mortgaged Property, the lesser of: (i) an amount determined by an appraisal done at origination of the Mortgage Loan; provided, however, such amount may be reduced to reflect the results of a review of such appraisal in accordance with the Originator’s underwriting guidelines and (ii) the purchase price paid for such Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely on clause (i).

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates and the Class B Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates and the Class B Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. 1% of all the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates. The Residual Certificates shall have no Voting Rights.

Weighted Average Net Maximum Mortgage Interest Rate: The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut Off Date) of the Net Maximum Mortgage Interest Rates of the Mortgage Loans, the Group 1 Mortgage Loans, the Group 2 Mortgage Loans or the Group 3 Mortgage Loans, as applicable, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360 day year.

Weighted Average Net Mortgage Interest Rate: The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut Off Date) of the Net Mortgage Interest Rates of the Mortgage Loans, the Group 1 Mortgage Loans, the Group 2 Mortgage Loans or the Group 3 Mortgage Loans, as applicable, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360 day year.

Written Order to Authenticate: A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

Section 1.02.	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03.	Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

Section 1.04.	Fiscal Year

The fiscal year of the Trust will be the calendar year.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedules, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; (vi) the rights of the Depositor under the Consulting Agreement; and (vii) the rights of the Depositor under the Mortgage Loan Sale Agreement and the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent, the following documents or instruments (a “Mortgage File”) with respect to each Mortgage Loan so transferred and assigned:

(i)           the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

(ii)          the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)         an original Assignment (which may be in blank), in form and substance acceptable for recording; provided, however, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no Assignment in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

(iv)         an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)	the original or a certified copy of lender’s title insurance policy; and

(vi)         the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Trustee agrees to execute and deliver to the Depositor with respect to the Mortgage Loans, on or prior to the Closing Date, an acknowledgment of receipt of the original Mortgage Notes relating to the Mortgage Loans (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above have as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or

150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Sale Agreement and the Mortgage Loan Purchase Agreement.

It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a “High Cost Home Loan” as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act, effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

Concurrently with the execution and delivery of this Agreement, the Depositor shall deliver the Mortgage Loan Schedule to the Trustee and the Servicer.

Section 2.02.	Acceptance by Trustee.

The Trustee acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 60 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Eligible Substitute Mortgage Loan, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedules that corresponds to items (1), (2), (10) and (22) of the Mortgage Loan Schedules accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor, the NIMS Insurer and the Servicer. In addition, upon the discovery by the Originator, the Seller, the Depositor, the NIMS Insurer, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Sale Agreement or the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Notwithstanding the foregoing, any breach of a Deemed Material and Adverse Representation with respect to a Group 1 Mortgage Loan or Group 2 Mortgage Loan shall automatically be deemed to materially and adversely affect such Mortgage Loan or the interest of the related Certificateholders therein.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

The Trustee is hereby directed to execute, deliver and perform its obligations under the Interest Rate Swap Agreement as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, in the form presented to it by the Depositor. The Seller, the Servicer and the Depositor acknowledge and agree that (i) the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and shall do so solely in its capacity as Supplemental Interest Trust Trustee of the Supplemental Interest Trust and not in its individual capacity, and (ii) the Trustee shall have no responsibility for the contents of such Interest Rate Swap Agreement, including, without limitation, the representations and warranties contained therein. Notwithstanding anything to the contrary contained herein or in the Interest Rate Swap Agreement, neither the Trustee nor the Supplemental Interest Trust Trustee shall be required to make any payments from its own funds to the Swap Provider.

Section 2.03.    Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.

(a)          Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator or the Seller of any representation or warranty under the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator or the Seller, as the case may be, the Servicer and the NIMS Insurer of such defect, missing document or breach and request that, in the case of a defective or missing document, the Seller cure such defect or deliver such missing document within 120 days from the date the Seller was notified of such missing document or defect or, in the case of a beach of a representation or warranty, request the Originator or the Seller, as applicable, cure such breach within 90 days from the date the Originator or the Seller, as the case may be, was notified of such breach. Notwithstanding the foregoing, any breach of a Deemed Material and Adverse Representation with respect to a Group 1 Mortgage Loan or Group 2 Mortgage Loan shall automatically be deemed to materially and adversely affect such Mortgage Loan or the interest of the related Certificateholders therein. If the Seller does not deliver such missing document or cure such defect or if the Originator or the Seller, as applicable, does not cure such breach in all material respects during such period, the Trustee shall enforce the Originator’s or the Seller’s obligation, as the case may be, under the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the Originator or the Seller, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Originator or the Seller, as the case may be, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).

With respect to the representations and warranties set forth in the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement that are made to the best of the Originator’s or the Seller’s knowledge, as applicable, or as to which the Originator or the Seller, as the case may be, has no knowledge, if it is discovered by the Depositor, the Servicer, the NIMS Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding the Originator’s or the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and the Closing Date and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Originator and the Seller set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement, as applicable, and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Sale Agreement and the Mortgage Loan Purchase Agreement.

The representations and warranties of the Originator with respect to the Mortgage Loans in the Mortgage Loan Sale Agreement, which have been assigned to the Trustee hereunder, were made as of August 31, 2006, September 15, 2006 and September 21, 2006. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the Mortgage Loan Sale Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement (other than Seller’s representations with respect to predatory and abusive lending laws in Section 3.01(xi) and 3.01(xix) of the Mortgage Loan Purchase Agreement), the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee’s right to enforce the obligations of the Originator under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except as otherwise set forth in this paragraph) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Originator in the Mortgage Loan Sale Agreement, without regard to whether the Originator fulfills its contractual obligations in respect of such representation or warranty. In addition, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (x) the Originator’s representation with respect to predatory and abusive lending laws in Section 3.03(i) or 3.03(ddd) of the Mortgage Loan Sale Agreement and (y) the Seller’s representation with respect to predatory and abusive lending laws in Section 3.01(xi) or 3.01(xix) of the Mortgage Loan Purchase Agreement, the Originator shall be obligated to pay the Reimbursement Amount relating to such Mortgage Loan, and, to the extent the Originator fails to do so, the Trustee shall be entitled to enforce the Seller’s obligation to pay such Reimbursement Amount. In any event, the Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within 10 days from the date the Seller was notified by the Trustee of the Reimbursement Amount.

(b)          Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(c)          Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Originator or the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the

Trustee for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer and the NIMS Insurer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor, the Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the applicable Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the NIMS Insurer. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator or the Seller, the Mortgage Loan Sale Agreement or the Mortgage Loan Purchase Agreement, as the case may be, including, in the case of a substitution effected by the Originator or the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Sale Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, as of the date of substitution.

For any month in which the Originator or the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Originator or the Seller, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto. In addition, the

Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(d)          Upon discovery by the Originator, the Seller, the Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Seller, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a “defective obligation” within the meaning of Treasury regulations relating to REMICs, the Originator or the Seller, as the case may be, shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(e)          If a Mortgagor is forty-five (45) days or more delinquent with respect to a Mortgage Loan’s first Monthly Payment that was due the Seller after its initial purchase under the Mortgage Loan Sale Agreement, the Servicer shall repurchase such Mortgage Loan at the purchase price set forth in the Mortgage Loan Sale Agreement plus accrued and unpaid interest thereon from the date to which interest was last paid through the last day of the month in which such repurchase takes place at the applicable Mortgage Loan Remittance Rate (as such term is defined in the Mortgage Loan Sale Agreement); provided, however, the Servicer’s obligation to repurchase any such Mortgage Loan pursuant to this paragraph shall expire 150 days following the related Closing Date (as such term is defined in the Mortgage Loan Sale Agreement).

Section 2.04.	[Reserved].
Section 2.05.	Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the NIMS Insurer that as of the Closing Date or as of such date specifically provided herein:

(i)           The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)          The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the articles of incorporation or by laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)        The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(iv)         This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally (whether considered in a proceeding at law or in equity);

(v)          The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)         There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vii)       No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

(viii)      No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

(ix)         The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

(x)          Except as otherwise disclosed in the Prospectus Supplement, no legal or governmental proceedings are pending (or known to be contemplated) against the Servicer that would be material to Certificateholders;

(xi)         Except as otherwise disclosed in the Prospectus Supplement, the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer under such securitization;

(xii)       Except as otherwise disclosed in the Prospectus Supplement, the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(xiii)      Except as otherwise disclosed in the Prospectus Supplement, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer has been disclosed or reported by the Servicer within the past three (3) years;

(xiv)      Except as otherwise disclosed in the Prospectus Supplement, no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date of this Agreement;

(xv)        Except as otherwise disclosed in the Prospectus Supplement, there is no material risk that the Servicer’s financial condition could affect one or more aspects of the performance by the Servicer of its servicing obligations under this Agreement in a manner that could have a material impact on the performance of the Mortgage Loans or the Certificates; and

(xvi)      Except as disclosed in the Prospectus Supplement, there are no affiliations, relationships or transactions relating to the Servicer and any party identified in Item 1119 of Regulation AB of the type described therein.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the NIMS Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.05, the party discovering such breach shall give prompt written notice, which shall not exceed two days, to the other parties. The Trustee shall consult with the Depositor to determine if any such breach is material and any breach determined by the Depositor to be material shall be included by the Trustee on the next Distribution Date Statement prepared pursuant to Section 4.06.

Section 2.06.	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and the NIMS Insurer as follows:

(i)           This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)          Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)        As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)         The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)          The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)         The Depositor is not in violation of its certificate of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)       The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)      To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)         There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.07.	Issuance of Certificates and the Uncertificated Regular Interests.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE, Class P and Residual Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class CE and Class P Certificates are issuable in any Percentage Interest; provided, however, at no time shall there be more than ten (10) Certificates of each such Class. Each Class of Residual Certificate is issuable only as a single Certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests and declares that it holds such regular interests as assets of REMIC 2. The Trustee acknowledges the issuance of the uncertificated REMIC 2 Regular Interests and declares that it holds such regular interests as assets of REMIC 3. The Trustee acknowledges the issuance of the uncertificated Class CE REMIC 3 Regular Interest and declares that it holds such regular interest as the asset of REMIC 4. The Trustee acknowledges the issuance of the uncertificated Class P REMIC 3 Regular Interest and declares that it holds such regular interest as the asset of REMIC 5. The Trustee acknowledges the issuance of the uncertificated Class Swap-IO REMIC 3 Regular Interest and declares that it holds such regular interest as the asset of REMIC 6. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it holds the same on behalf of the Holders of the Offered Certificates and Class B Certificates, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts. The interests evidenced by the Certificates and the Class Swap-IO REMIC 6 Regular Interest constitute the entire beneficial ownership interest in the Trust Fund. The Trustee acknowledges the obligation of the Offered Certificates and Class B Certificates to pay Class IO Distribution Amounts. The “latest possible maturity date” for all REMIC Regular Interests pursuant to Section 1.860G-1(a)(4)(iii) of the Treasury regulations is the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date.

ARTICLE III

ADMINISTRATION AND SERVICING

OF THE TRUST FUND

Section 3.01.	Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the “Servicing Standard”).

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and, except as set forth in the following sentence or Section 3.03, the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC, or (iii) cause any such REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. In the event that the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce the Principal Balance thereof and/or extend the term, but not beyond the latest maturity date of any other Mortgage Loan. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions. The NIMS Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. The Trustee shall execute and deliver to the Servicer within at least fifteen (15) Business Day of receipt, upon request, any powers of attorney furnished to it by the Servicer empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Properties, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer). Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders’ reliance on the Servicer.

The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, on the date on which the Principal Prepayment in full is remitted to the Trustee, deliver to the Trustee the Servicer Prepayment Charge Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement.

In the event that a Prepayment Charge due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the Originator is obligated to pay an Originator Prepayment Charge Payment Amount, and if the Servicer determines that an Originator Prepayment Charge Payment Amount is due, the Servicer shall promptly notify the Originator, and the Servicer shall enforce the Originator’s obligations to pay in a timely manner any such Originator Prepayment Charge Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the Collection Account within one Business Day of receipt.

Section 3.02.	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating on escrowed Mortgage Loans annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 3.03.	Realization Upon Defaulted Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate up to 50 basis points.

In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee in possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has received the prior written consent of the NIMS Insurer and has received a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

A.           such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

B.           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iv).

If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean up or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05.

Section 3.04.	Collection Account and Distribution Account.

(a)          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after deposit of such funds in the clearing account, and retain therein, the following payments and collections received or made by it after the Cut-off Date, with respect to the Mortgage Loans (other than in respect of principal and interest due on or before the Cut-off Date):

(i)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)          all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate and any Prepayment Interest Excess;

(iii)	all Liquidation Proceeds and any Subsequent Recoveries;

(iv)         all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(v)          all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(vi)         any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

(vii)       all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any Mortgage Loan, all Originator Prepayment Charge Payment Amounts paid by the Originator and all Servicer Prepayment Charge Payment Amounts required to be paid by the Servicer pursuant to Section 3.01 in connection with any such Principal Prepayment; and

(viii)      all amounts required to be deposited by the Servicer pursuant to Section 2.03.

Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment charges that are not Prepayment Charges, Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited in the Collection Account in error may be withdrawn by the Servicer at any time.

(b)          On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. New York time on the Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account, (ii) the amount of all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Charges received after the related Prepayment Period) and (iii) any Originator Prepayment Charge Payment Amount or any Servicer Prepayment Charge Payment Amount. Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs or the Class P Certificates in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to Section 8.05 and Section 9.01(c) prior to the distribution of any amounts on deposit to the Certificateholders; provided, however, the Trustee shall provide the Depositor, the NIMS Insurer and the Servicer with a written account of such amounts five Business Days prior to withdrawing such funds. In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Trustee for deposit in the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Section 3.04(b) (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate of United States money center commercial banks as published in The Wall Street Journal on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

(c)          Funds in the Collection Account and the Distribution Account may be invested in Eligible Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee and the NIMS Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the NIMS Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)          In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

(i)	any Advances, as required pursuant to Section 4.07;

(ii)          any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

(iii)         any amounts required to be delivered by the Servicer to the Trustee for deposit in the Distribution Account pursuant to Sections 2.03, 3.04, 3.13, 3.15, 3.16, 3.23, 3.24, 3.32, 4.07 or 10.01; and

(iv)         any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer’s own funds, without reimbursement therefor.

(e)          Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Eligible Investments with respect to funds held in the Distribution Account.

(f)           No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account which will be the Cap Carryover Reserve Account.

On each Distribution Date as to which there is a Cap Carryover Amount payable to the Offered Certificates or the Class B Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Cap Carryover Reserve Account the amounts described in Section 4.02(b)(xxxiii), rather than distributing such amounts to the Class

CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Offered Certificates and the Class B Certificates, and will distribute such amounts to the Holders of the Offered Certificates and the Class B Certificates in the amounts and priorities set forth in Section 4.10.

For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Cap Carryover Reserve Account and all amounts deposited into the Cap Carryover Reserve Account shall be treated as amounts distributed by REMIC 3 with respect to the Class CE REMIC 3 Regular Interest and then by REMIC 4 with respect to the Class CE REMIC 4 Regular Interest. Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates and the Class B Certificates, all amounts remaining on deposit in the Cap Carryover Reserve Account will be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Cap Carryover Reserve Account will be part of the Trust Fund but not part of any REMIC created hereunder and any payments to the Holders of the Offered Certificates and the Class B Certificates of Cap Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). The Cap Carryover Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).

By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Cap Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Cap Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. Amounts held in the Cap Carryover Reserve Account shall be held uninvested.

Any Cap Carryover Amounts paid by the Trustee pursuant to this Section 3.04(f) to the applicable Offered Certificates shall be accounted for by the Trustee as amounts paid first to the Holder of the Class CE REMIC 3 Interest and then from the Holders of the Class CE REMIC 3 Regular Interest to the Holders of the Class CE REMIC 4 Regular Interest and from the Holders of the Class CE REMIC 4 Regular Interest to the Class CE Certificates and then to such Class or Classes of Offered Certificates and the Class B Certificates. In addition, the Trustee shall account for the Offered Certificates’ and Class B Certificates’ rights to receive payments of Cap Carryover Amounts as rights in a limited recourse interest rate cap contract written by the Holders of the Class CE REMIC 4 Regular Interest in favor of such Certificates.

For federal tax return and information reporting, the value of the right of the Holders of the Offered Certificates and the Class B Certificates to receive payments from the Cap Carryover Reserve Account in respect of any Cap Carryover Amount shall be assumed to have a value of zero as of the Closing Date unless and until required otherwise by an applicable taxing authority.

Section 3.05.	Permitted Withdrawals From the Collection Account.

The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

(i)           to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

(ii)          to reimburse itself for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.07; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances; or (c) subject to Section 4.07(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

(iii)        to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for Servicing Advances;

(iv)         to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

(v)          to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(a)(ii) and (c) any Prepayment Interest Excess;

(vi)         to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

(vii)       to clear and terminate the Collection Account upon the termination of this Agreement.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Section 3.06.	Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (which may be evidenced by a letter agreement), in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Escrow Account or Accounts, in no event more than one Business Day after deposit of such funds in the clearing account, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.07.	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any insurance proceeds. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

Section 3.08.	Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

With respect to each Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien). To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall use its best efforts to determine that any such payments are made by the Mortgagor at the time they first become due. If any such payment has not been made, the Servicer will advance or cause to be advanced funds necessary to avoid the lapse of insurance coverage on the Mortgaged Property and to assure that no Mortgaged Property is lost to a tax sale or foreclosure as a result of a tax lien.

Section 3.09.	Transfer of Accounts.

The Servicer may transfer the Collection Account and the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee, the NIMS Insurer and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

Section 3.10.	Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage

Loan and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it became an REO Property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:III or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 3.11.	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:III or better in Best’s Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

Section 3.12.	Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the

Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer’s Guide. Upon request of the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Trustee.

Section 3.13.	Title, Management and Disposition of REO Property.

(a)          In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

(b)          In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless the Servicer has received a grant of extension from the Internal Revenue Service of the above mentioned grace period such that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; (ii) cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (iii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

The Servicer shall deposit or cause to be deposited, on a daily basis, within one Business Day of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders’ interests.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances, Servicing Fees and Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Servicing Fees and Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for transfer to the Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

Section 3.14.	Due on Sale Clauses; Assumption and Substitution Agreements.

When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any “due on sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the “due on sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit score at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.15.	Notification of Adjustments.

On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

Section 3.16.	Subservicing; Enforcement of the Obligations of the Servicer

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of this Section 3.16 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer.

The Servicer shall give prior written notice to the Trustee, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, the Depositor and the NIMS Insurer a copy of any related subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer or the Trustee shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 3.16 and with Sections 3.19, 3.20 and 3.31 of this Agreement (and shall amend, with the consent of the parties hereto, Exhibit Q to reflect such Subservicer’s Assessment of Compliance with the Servicing Criteria) to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Subservicer under Sections 3.19 and 3.20 and any certification required to be delivered under Section 3.31 to the Person that will be responsible for signing the Sarbanes-Oxley Certification, in each case as and when required to be delivered.

Subject to the conditions set forth in this Section 3.16, the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Servicer of any Servicing Function Participant, the Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.19 and 3.20 of this Agreement to the same extent as if such Servicing Function Participant were the Servicer. The Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.20, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is an Additional Servicer.

Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or a Subcontractor or reference to actions taken through a Subservicer, Subcontractor or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer or the Subcontractor and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer or Subcontractor for indemnification of the Servicer by such Subservicer or Subcontractor and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

The Servicer shall indemnify the Depositor, the Sponsor and the Trustee and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Servicer to perform any of its obligations under Section 3.16, Section 3.19, Section 3.20 or Section 3.31.

Section 3.17.	Trustee to Cooperate; Release of Files.

(a)          Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee, in written form (with two executed copies) or electronic form, of a completed “Request for Release” in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related Mortgage File within three (3) Business Days via overnight mail delivery (at the expense of the Servicer), in trust, to (i) the Servicer, or (ii) such other party identified in the related Request for Release. The Trustee agrees to indemnify the Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Servicer as a direct result of the negligence or willful misconduct by the Trustee in releasing the Mortgage File as provided above. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Trustee hereby authorizes and empowers the Servicer to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)          From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee, in written form (with two executed copies) or electronic form, of a “Request for Release” in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Servicer.

(c)          Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modifications, and (v) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan to Value Ratio and debt to income ratio after any release does not exceed the maximum Combined Loan to Value Ratio and debt to income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer’s certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer’s certificate delivered by the Servicer pursuant to this paragraph.

Section 3.18.	Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties) and any Prepayment Interest Excess. The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment charges that are not Prepayment Charges, Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts, or any other service related fees and similar items, to the extent collected from Mortgagors.

Section 3.19.	Annual Statement as to Compliance.

The Trustee and the Servicer shall deliver, and shall cause each Additional Servicer engaged by it to deliver, or otherwise make available to the Depositor, the NIMS Insurer, the Trustee and each Rating Agency, no later than March 15th of each calendar year beginning in 2007, an officers’ certificate in the form required by Item 1123 of Regulation AB (each, a “Compliance Statement”), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of the performance of such party under this Agreement, or, in the case of an Additional Servicer, such other applicable agreement, has been made by such officer or under such officer’s supervision and (b) to the best of such officers’ knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or, in the case of an Additional Servicer, such other applicable agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each such Compliance Statement shall contain no restrictions or limitations on its use. The obligations of the Servicer and the Trustee under this Section apply to each entity that acted as Servicer or Trustee, as applicable, during the applicable period, whether or not such entity is acting as Servicer or Trustee at the time such Compliance Statement is required to be delivered.

Section 3.20.	Assessments of Compliance; Attestation Reports.

(a)          Each of the Servicer and the Trustee, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, at such party’s expense, to the Trustee, the NIMS Insurer and the Depositor in electronic form, on or before March 15th of each calendar year beginning in 2007, a report on an assessment of compliance (each, an “Assessment of Compliance”) with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party’s assessment of compliance with the Servicing Criteria applicable to it as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.31, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, an identification of each such failure and the nature and status thereof, (D) a statement that a registered public accounting firm has issued an Attestation Report on such party’s Assessment of Compliance with the Servicing Criteria applicable to such party as of and for such period and (E) a statement as to which of the Servicing Criteria, if any, are not applicable to such party, which statement shall be based on the activities it performs with respect to asset backed securities transactions taken as a whole involving such party, that are backed by the same asset type as the Mortgage Loans.

Each such Assessment of Compliance shall be addressed to the Depositor and the Trustee and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on Exhibit Q hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.20(c). The Servicer and the Trustee hereby acknowledge and agree that their respective Assessments of Compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criterion has multiple components, each party’s assessment of compliance (and related Attestation of Compliance) will relate only to those components that are applicable to such party. Promptly after receipt of such Assessments of Compliance, the Trustee shall confirm that the Assessments of Compliance, taken individually address the applicable Servicing Criteria for each party as set forth on Exhibit Q and notify the Depositor of any exceptions.

(b)          Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party’s expense, to cause, on or before March 15th of each year, commencing in 2007, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish electronically a report (an “Attestation Report”) to the Trustee and the Depositor (with a hard copy to follow within 10 calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s Assessment of Compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor’s registration statement on Form S 3 relating to the Offered Certificates and the Form 10-K for the Trust.

Promptly after receipt of such Assessment of Compliance and Attestation Report, the Trustee shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions.

(c)          No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Trustee and Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on Assessment of Compliance prepared by such Servicing Function Participant and (ii) the Trustee shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on Assessment of Compliance prepared by such Servicing Function Participant, in each case to the extent of any change from the prior year’s notice, if any. When the Servicer and the Trustee submit their respective Assessment of Compliance to the Depositor, the Servicer and/or Trustee, as applicable, shall also at such time include the Assessment of Compliance and Attestation Report of each Servicing Function Participant engaged by the Servicer and/or Trustee, as applicable.

(d)          Beginning with fiscal year 2008 and thereafter, none of the Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such Assessments of Compliance or Attestation Reports until April 15 unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

Section 3.21.    Access to Certain Documentation and Information Regarding the Mortgage Loans.

(a)          The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

(b)          The Servicer, in its capacity as the Originator and Servicer, shall afford the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

Section 3.22.	Duties of Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, are in default, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans.

The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

Section 3.23.	Obligations of the Servicer in Respect of Compensating Interest.

Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) the sum of the aggregate Servicing Fee received in the related Collection Period and any Prepayment Interest Excess for the related Distribution Date. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls resulting from Principal Prepayments in full on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls resulting from partial Principal Prepayments or Relief Act Interest Shortfalls.

Section 3.24.    Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

Section 3.25.   Investment of Funds in the Collection Account and the Distribution Account.

(a)          The Servicer may direct any depository institution maintaining the Collection Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, each an “Investment Account”), to invest the funds in such Investment Account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or an Affiliate of the Trustee. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall at the direction of the Servicer:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Investment Account.

(b)          All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account or (to the extent funds in the Escrow Account are invested if permitted by applicable law) the Escrow Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Eligible Investments in the Distribution Account.

(c)          Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

Section 3.26.	Liability of Servicer; Indemnification.

(a)          Subject to clause (b) below and Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the NIMS Insurer and the Trust Fund harmless against any and all third party claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the NIMS Insurer and the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standard, including, but not limited to the Servicer’s obligation to deliver any information, report, certification, accountants’ letter or other material required to comply with Regulation AB or (b) any material breach by the Servicer or any of the representations and warranties contained in Section 2.05. The Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the NIMS Insurer and/or the Trust Fund in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

(b)          None of the Depositor, the NIMS Insurer, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the NIMS Insurer or the Servicer or any such Person against any breach of warranties or representations made by such party herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

The Depositor, the NIMS Insurer, the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the NIMS Insurer and any director, officer, employee or agent of the Depositor, the Servicer or the NIMS Insurer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the NIMS Insurer, nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the NIMS Insurer or the Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 3.27.	Reports of Foreclosure and Abandonment of Mortgaged Properties.

Beginning in 2006, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report. Not later than 90 days following the end of each calendar year, beginning in 2006, the Servicer will deliver an Officer’s Certificate to the Trustee and the NIMS Insurer certifying its compliance with this Section 3.27. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

Section 3.28.	Protection of Assets.

(a)          Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)	borrow money or issue debt;

(2)          merge with another entity, reorganize, liquidate or sell assets; or

(3)	engage in any business or activities.

(b)          Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

Section 3.29.	Limitation of Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Depositor, the Servicer, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

Section 3.30.	No Personal Solicitation.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may (i) with respect to each Adjustable Rate Mortgage Loan, solicit any Mortgagor 60 days prior to the later of the expiration of (a) any applicable prepayment penalty period or (b) the applicable fixed-rate period and (ii) with respect to each Fixed-Rate Mortgage Loan, solicit any Mortgagor 60 days prior to the later of (a) the expiration of any applicable prepayment penalty period or (b) 24 months after its origination; provided, further, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer’s counseling services with respect to refinancing mortgage loans.

Section 3.31.	Periodic Filings.

(a)          The Trustee and the Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange Act and the parties hereto shall reasonably cooperate to enable the Commission’s requirements with respect to the Depositor to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.31, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Depositor any Current Reports on Form 8-K (each, a “Form 8-K”), Distribution Reports on Form 10-D (each, a “Form 10-D”) and Annual Reports on Form 10-K (each, a “Form 10-K”) as required by the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor shall sign and the Trustee shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. Notwithstanding the foregoing, the Depositor shall prepare, sign and file the Form 8-K in connection with the issuance of the Certificates.

(b)          Each Form 10-D shall be prepared and filed in the form and substance as required by the Exchange Act by the Trustee within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) and shall include a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. In addition, the Trustee shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any information in addition to the Distribution Date Statement and any other information required by Item 1121 of Regulation AB (“Additional Form 10-D Information”) shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

As set forth on Exhibit R-1 hereto, within five (5) calendar days (or, solely in the case of Item 7 listed on Exhibit R-1, the greater of five (5) calendar days or three (3) Business Days) after the related Distribution Date, (i) the parties described on Exhibit R-1 shall be required to provide to the Depositor and the Trustee, to the extent known by such parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Additional Form 10-D Information, if applicable, together with an Additional Disclosure Notification in the form of Exhibit S hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information (other than with respect to Additional Form 10-D Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Information on Form 10-D pursuant to this paragraph, including converting any such information to an EDGAR compatible format.

After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be “no.” Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 3.31(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.31(b). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant or any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(c)          On or before 90 days after the end of each fiscal year of the Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission) (the “10-K Filing Deadline”) commencing in 2007, the Trustee shall prepare and file a Form 10-K, in form and substance as required by applicable law or applicable Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement: (i) a Compliance Statement for the Trustee, the Servicer and each Additional Servicer, as described under Section 3.19, (ii)(A) the Assessment of Compliance for each of the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if the Servicer’s, the Trustee’s or each Servicing Function Participant’s Assessment of Compliance described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, (iii)(A) the registered public accounting firm Attestation Report for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if any registered public accounting firm Attestation Report described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Sarbanes-Oxley Certification. Any information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Information”) shall be reported by the party responsible for preparing such information as set forth on Exhibit R-2 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.

As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007 (i) the parties described in Exhibit R-2 shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Additional Form 10-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Information (other than with respect to Additional Form 10-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such information to an EDGAR compatible format.

After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Trustee in writing, no later than March 15 with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.” Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.31(c) relating to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.31, Section 3.19 and Section 3.20. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the “Sarbanes-Oxley Certification”), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Sarbanes-Oxley Certification to the Trustee four (4) Business Days prior to the latest date on which the Form 10-K may be timely filed.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee and the Servicer shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, on or before March 15th of each year, commencing in March 2007, and otherwise within a reasonable time upon request, a certification in the form attached hereto as Exhibit P-1, in the case of the Trustee, and Exhibit P-2, in the case of the Servicer. In the event the Trustee or the Servicer is terminated or resigns pursuant to the terms of this Agreement, such Trustee or Servicer shall provide a certification in the form attached hereto as Exhibit P-1, in the case of the Trustee, or Exhibit P-2, in the case of the Servicer, with respect to the period of time it was subject to this Agreement. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications.

In addition, (i) the Trustee shall indemnify and hold harmless the Depositor, the Servicer, the Sponsor and their officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (A) any inaccuracy in the Assessment of Compliance with the Servicing Criteria pursuant to Section 3.20 provided by the Trustee or any Servicing Function Participant appointed by the Trustee and (B) any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.31(c), and (C) any breach by the Trustee of its obligations (or of the obligations of any Servicing Function Participant appointed by the Trustee) under Sections 3.20 and 3.31 or the Trustee’s or such Servicing Function Participant’s negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (A) any inaccuracy in the Assessment of Compliance with the Servicing Criteria pursuant to Section 3.20 provided by the Servicer or any Servicing Function Participant appointed by the Servicer, (B) any inaccuracy in the certification provided by the Servicer pursuant to this Section 3.31(c), and (C) any breach by the Servicer of its obligations (or of the obligations of any Servicing Function Participant appointed by the Servicer) under Sections 3.20 and 3.31 or the Servicer’s or such Servicing Function Participant’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Servicer, the Trustee and the Sponsor and their officers, directors and Affiliates, then the indemnifying party agrees that it shall contribute to the amount paid or payable by the indemnified party and any of their officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the indemnified party, any of their officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the indemnifying party and each of their officers, directors and Affiliates on the one hand and the indemnified party on the other in connection with a breach of the indemnifying party’s obligations under this Section 3.31(c) or Section 3.20 or the indemnifying party’s negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the Depositor and the Trustee are relying on the Servicer’s performance of its obligations under Sections 3.19, 3.20 and 3.31 in order to perform their respective obligations under this Section 3.31.

(d)          Within four (4) Business Days (or, in the case of any information disclosed pursuant to Item 7.01 of Form 8-K, within the time period required by Regulation FD) after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (such information, “Form 8-K Information”) shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R-3 hereto and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon EST on the second Business Day after the occurrence of a Reportable Event (i) the parties described in Exhibit R-3 shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, in EDGAR compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Form 8-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information (other than with respect to Additional Form 8-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such information to an EDGAR compatible format.

After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than 12:00 noon EST on the third Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 3.31(d) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other Person obligated to provide Form 8-K Information as set forth on Exhibit R-3 hereto, observing all applicable deadlines in the performance of their duties under this Section 3.31(d). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)          In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor. In the case of Form 10-D and Form 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b 25 pursuant to Rule 12b 25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Information and upon the approval and at the direction of the Depositor, either include such Form 8-K Information in a Form 8-K and file such Form 8-K or include such Form 8-K Information on the next Form 10-D. Within 5 calendar days following the original due date of the Form 10-D, the Trustee shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Depositor. Any amendment to Form 8-K or any Form 15 (as described in Section 3.31(g)) shall be signed by an officer of the Depositor. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.31(e) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the Depositor performing their duties under this Section.

The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(f)           Upon any filing with the Commission, the Trustee shall promptly deliver or otherwise make available to the Depositor a copy of any such executed report, statement or information.

(g)          The obligations set forth in paragraphs (a) through (f), (h) and (i) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K, Form 10-D or Form 10-K. Unless otherwise instructed by the Depositor, on or prior to January 30th of the first year in which the Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Trustee shall prepare (and the Depositor shall execute) and file with the Commission a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. If at the beginning of any year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 8-K, Form 10-D and Form 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (f), (h) and (i) of this Section until such time as the Trustee is again able to file with the Commission a Form 15 Suspension Notification with respect to the Trust.

(h)          The Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party’s knowledge thereof. In addition, the Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any affiliations or relationships that develop following the Closing Date between the Depositor, the Trustee or the Servicer and any of parties listed in Item 1119 of Regulation AB, together with a description thereof, within five Business Days of any such party’s knowledge thereof.

(i)           The Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the Commission’s requirements with respect to the Trust to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.31, to be conducted or allocated in a different manner.

Section 3.32.	Optional Purchase of Mortgage Loans.

(a)          The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders and, if such holder is the Seller or an affiliate of the Seller, the Servicer of the Mortgage Loans (any such party, the “Purchasing Party”) may, subject to paragraph (b) below, at its option, purchase a Mortgage Loan or REO Property which becomes 90 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.32, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07. No Purchasing Party shall use any procedure in selecting Mortgage Loans to be purchased which is materially adverse to the interests of the Certificateholders. The Purchasing Party shall purchase such Delinquent Mortgage Loan or REO Property at a price equal to the Purchase Price. Any such purchase of a Mortgage Loan or REO Property pursuant to this Section 3.32 shall be accomplished by delivery to the Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Purchasing Party to the extent necessary, including the prompt delivery of all documentation to such Purchasing Party.

(b)          The Servicer shall have the option to purchase Mortgage Loans that are 90 or more days Delinquent pursuant to Section 3.22(a) only if the Servicer Optional Purchase Delinquency Trigger has been met. Notwithstanding the foregoing, (A) the Servicer shall have such option with respect to such Delinquent Mortgage Loans having an aggregate Principal Balance such that, if such Delinquent Mortgage Loans were not in the Trust, the Servicer Optional Purchase Delinquency Trigger would not be met; (B) if the Servicer purchases any Delinquent Mortgage Loans pursuant to Section 3.32(a), it must purchase Mortgage Loans that are Delinquent the greatest number of days before it may purchase any that are Delinquent any fewer number of days; (C) if the Servicer purchases some but not all Mortgage Loans that are Delinquent any given number of days, it must purchase Mortgage Loans having the same delinquency status in the order of lowest Principal Balance to highest Principal Balance; and (D) the Servicer may at any time relinquish its rights to purchase Delinquent Mortgage Loans pursuant to Section 3.32(a) in writing delivered to the Trustee, and from and after the taking of such action by the Servicer, the provisions of Section 3.32(a) shall no longer be of any force or effect with respect to the Servicer.

ARTICLE IV

FLOW OF FUNDS

Section 4.01.	Interest Distributions.

On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

(i)           to the Credit Risk Manager, the Credit Risk Manager Fee for such Distribution Date;

(ii)	concurrently, as follows:

(a)          from the Group 1 Interest Remittance Amount, to the Class A-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(b)          from the Group 2 Interest Remittance Amount, to the Class A-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(c)          concurrently, from the Group 3 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, based on the Accrued Certificate Interest for each such Class, the applicable Accrued Certificate Interest thereon for such Distribution Date;

(iii)	concurrently, as follows:

(a)          from the Group 1 Interest Remittance Amount, to the Class A-1 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

(b)          from the Group 2 Interest Remittance Amount, to the Class A-2 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date; and

(c)          concurrently, from the Group 3 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, based on the Interest Carry Forward Amount for each such Class, the applicable Interest Carry Forward Amount thereon for such Distribution Date;

(iv)	concurrently, as follows:

(a)          if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates’ Accrued Certificate Interest for such Distribution Date pursuant to Section 4.01(ii)(a) above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

(b)          if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates’ Accrued Certificate Interest for such Distribution Date pursuant to Section 4.01(ii)(b) above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

(c)          if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates’ applicable

Accrued Certificate Interest for such Distribution Date pursuant to Section 4.01(ii)(c) above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, based on the remaining Accrued Certificate Interest for each such Class, to cover such shortfall for such Distribution Date;

(v)	concurrently, as follows:

(a)          if the Group 1 Interest Remittance Amount is insufficient to pay the Class A-1 Certificates’ Interest Carry Forward Amount for such Distribution Date pursuant to Section 4.01(iii)(a) above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

(b)          if the Group 2 Interest Remittance Amount is insufficient to pay the Class A-2 Certificates’ Interest Carry Forward Amount for such Distribution Date pursuant to Section 4.01(iii)(b) above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

(c)          if the Group 3 Interest Remittance Amount is insufficient to pay the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates’ applicable Interest Carry Forward Amount for such Distribution Date pursuant to Section 4.01(iii)(c) above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, based on the remaining Interest Carry Forward Amount for each such Class, to cover such shortfall for such Distribution Date;

(vi)         to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vii)       to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(viii)      to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(ix)         to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(x)          to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xi)         to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xii)       to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xiii)      to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xiv)      to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xv)        to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(xvi)      the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

(b)          Notwithstanding the foregoing, if two Groups are entitled to receive any remaining Accrued Certificate Interest pursuant to clause (iv) of this Section 4.01 (such Groups, the “Interest Shortfall Groups”), the amount distributed pursuant to clause (iv) of this Section 4.01 to the Interest Shortfall Groups will be paid to such Interest Shortfall Groups, pro rata, based on the remaining Accrued Certificate Interest for each such Interest Shortfall Group.

Notwithstanding the foregoing, if two Groups are entitled to receive any remaining Interest Carry Forward Amounts pursuant to clause (v) of this Section 4.01 (such Groups, the “Interest Carry Forward Shortfall Groups”), the amount distributed pursuant to clause (v) of this Section 4.01 to the Interest Carry Forward Shortfall Groups will be paid to such Interest Carry Forward Shortfall Groups, pro rata, based on the remaining Interest Carry Forward Amounts for each such Interest Carry Forward Shortfall Group.

Section 4.02.	Distributions of Principal and Monthly Excess Cashflow Amounts.

(a)          On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution Amount:

(i)           before the Stepdown Date or with respect to which a Trigger Event is in effect, as follows:

first, concurrently, as follows:

(I)           the Group 1 Senior Principal Distribution Amount, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(II)         the Group 2 Senior Principal Distribution Amount, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(III)        (A)    with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(B)         with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

second, concurrently, as follows:

(I)           concurrently, the Group 1 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(i), pro rata, as follows:

(A)         to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(B)         (1)         with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(2)          with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata until the Certificate Principal Balances thereof have been reduced to zero; and

(II)         concurrently, the Group 2 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(i), pro rata, as follows:

(A)         to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(B)         (1)         with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(2)          with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

(III)        the Group 3 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(i), concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero;

third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

ninth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

tenth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

eleventh, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

twelfth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b); and

(ii)          on or after the Stepdown Date and as long as a Trigger Event is not in effect, as follows:

first, concurrently, as follows:

(I)           the Group 1 Senior Principal Distribution Amount, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(II)         the Group 2 Senior Principal Distribution Amount, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(III)        (A) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(B)        with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero second, concurrently, as follows:

(I)           concurrently, the Group 1 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

(A)         to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii); and

(B)         (1) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(2)          with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

(II)         concurrently, the Group 2 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

(A)         to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii);

(B)         (1) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii) to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

(2)          with respect to any Distribution Date on or after the Subordination Depletion Date, concurrently, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero; and

(III)        concurrently, the Group 3 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

(A)         to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii) above; and

(B)         to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii);

third, sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, up to the Sequential Mezzanine Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

fourth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

ninth, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

tenth, to the Class B Certificates, up to the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

eleventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

(b)          On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority (the “Monthly Excess Cashflow Allocation”) on such Distribution Date:

(i)           to the Senior Certificates, pro rata, any remaining Accrued Certificate Interest for such Classes for that Distribution Date;

(ii)          to the Senior Certificates, pro rata, any Interest Carry Forward Amounts for such Classes for that Distribution Date;

(iii)        to the Class M-1 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(iv)         to the Class M-1 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(v)          to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for that Distribution Date;

(vi)         to the Class M-2 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(vii)       to the Class M-2 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(viii)      to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for that Distribution Date;

(ix)         to the Class M-3 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(x)          to the Class M-3 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xi)         to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for that Distribution Date;

(xii)       to the Class M-4 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xiii)      to the Class M-4 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xiv)      to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for that Distribution Date;

(xv)        to the Class M-5 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xvi)      to the Class M-5 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xvii)     to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for that Distribution Date;

(xviii)    to the Class M-6 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xix)      to the Class M-6 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xx)        to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for that Distribution Date;

(xxi)      to the Class M-7 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xxii)     to the Class M-7 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xxiii)    to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for that Distribution Date;

(xxiv)    to the Class M-8 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xxv)     to the Class M-8 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xxvi)    to the Class M-8 Certificates, any Class M-8 Realized Loss Amortization Amount for that Distribution Date;

(xxvii)   to the Class M-9 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xxviii) to the Class M-9 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xxix)    to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for that Distribution Date;

(xxx)     to the Class B Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

(xxxi)    to the Class B Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

(xxxii)   to the Class B Certificates, any Class B Realized Loss Amortization Amount for that Distribution Date;

(xxxiii) to the Cap Carryover Reserve Account, in respect of amounts otherwise distributable to the Class CE Certificates, an amount up to the aggregate of the Cap Carryover Amounts for such Distribution Date;

(xxxiv) from amounts otherwise distributable to the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payments;

(xxxv)   to pay to the Class CE Certificates, up to the Class CE Distributable Amount for such Distribution Date; and

(xxxvi) on the sixtieth Distribution Date (or the final Distribution Date, if earlier), to the holders of the Class P Certificates $100.00 in reduction of the Certificate Principal Balance of such Class.

On each Distribution Date, there shall be distributed to concurrently, to the Holder of the Residual Certificates in respect of the Class R-3 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i) through (xxxvi).

(c)          On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Any such amounts in respect of Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Such amounts shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

(d)          Any amounts distributed to the Offered Certificates and the Class B Certificates in respect of interest pursuant to Section 4.02(b)(xxxiii) above which constitute Cap Carryover Amounts shall first be deemed distributed by REMIC 3 as a distribution in respect of the Class CE REMIC 3 Regular Interest and then a distribution by REMIC 4 to the Class CE Certificates and then paid to the Offered Certificates and the Class B Certificates as payments on notional principal contracts in the nature of interest rate cap contracts. Any remaining amount with respect to the Class CE Certificates shall be treated as having been distributed to the Holders of the Class CE Certificates.

(e)          On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Certificates and the Class B Certificates will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the same order as Realized Loss Amortization Amounts are paid to the Offered Certificates and the Class B Certificates pursuant to Section 4.02(b) above.

Section 4.03.	Allocation of Losses.

Any Applied Realized Loss Amount for a Distribution Date will be allocated against the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, until their respective Certificate Principal Balances have been reduced to zero.

Section 4.04.	Method of Distribution.

The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

Section 4.05.	Distributions on Book-Entry Certificates.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

Section 4.06.	Statements.

(a)          On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at www.ctslink.com, a statement (the “Distribution Date Statement”) as to the distributions made on such Distribution Date:

(i)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts;

(ii)          the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

(iii)        the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

(iv)         the aggregate amount of servicing compensation received by the Servicer during the related Collection Period and the amount of Compensating Interest paid by the Servicer;

(v)          the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

(vi)         the Pool Balance, at the close of business at the end of the related Collection Period;

(vii)       the number, weighted average remaining term to maturity and the weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

(viii)      the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(ix)         with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Principal Balance of the REO Property as of the close of business on the last Business Day of such calendar month and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(x)          the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

(xi)         separately stated for each Loan Group, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)       separately stated for each Loan Group, the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

(xiii)      the Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Applied Realized Loss Amounts, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Applied Realized Loss Amounts;

(xiv)      the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv)        the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

(xvi)      the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts covered by withdrawals from the Swap Account or the Cap Carryover Reserve Account on such Distribution Date;

(xvii)     any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

(xviii)    whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

(xix)	the Available Funds;

(xx)        the rate at which interest accrues for each Class of Certificates for such Distribution Date;

(xxi)      the information contained in the Liquidation Report for such Distribution Date;

(xxii)     the aggregate Principal Balance of Mortgage Loans purchased by the Servicer, the Originator, the Seller or a Purchasing Party during the related Prepayment Period and indicating the section of this Agreement, the Mortgage Loan Purchase Agreement or the Mortgage Loan Sale Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxiii)	the amount of the Credit Risk Manager Fee paid;

(xxiv)    the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Charge that was the subject of a Principal Prepayment in full during the related Prepayment Period, the Prepayment Charge listed on each related Mortgage Note and the Prepayment Charge collected, the Servicer Prepayment Charge Payment Amount paid by the Servicer or the Originator Prepayment Charge Payment Amount paid by the Originator with respect to each such Mortgage Loan;

(xxv)     the amount of Subsequent Recoveries received during the related Prepayment Period;

(xxvi)    only for so long as the Trust is subject to the Exchange Act reporting requirements, the Interest Rate Swap Agreement’s “significance percentage” of the Pool Balance;

(xxvii)   the amount and recipient of any Net Swap Payments and Swap Termination Payments;

(xxviii) the date of such Distribution Date and the Determination Date for such Distribution Date;

(xxix)    any expenses or indemnification amounts paid by the Trust Fund, the specific purpose of each payment and the parties to whom these payments are made;

(xxx)     for each Class, the applicable Record Date, LIBOR Determination Date and Interest Accrual Period;

(xxxi)    unless such information is otherwise set forth in Form 10-D relating to such Distribution Date, any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants or representations and warranties; and

(xxxii)  for each Class, the applicable Certificate Interest Rate, if applicable, and the applicable Pass-Through Rate, if different.

The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

In determining whether a breach of a representation or warranty relating to the Mortgage Loans is material or whether a breach of a transaction covenant or representation or warranty is material for purposes of subclause (xxxi) above, the Trustee may consult with the Depositor and rely on the Depositor’s determination of materiality.

In the case of information furnished pursuant to subclauses (i), (ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

The Trustee will also make available copies of the periodic reports the Trustee prepares and files with the Commission, including distribution reports on Form 10-D, annual reports on

Form 10-K, current reports on Form 8-K and amendments to these reports available through www.ctslink.com promptly (but no later than one Business Day) after the Trustee has filed such reports with the Commission.

(b)          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)          On each Distribution Date, the Trustee shall forward to each Residual Certificateholder a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to each Residual Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

(d)          For all purposes of this Agreement including, but not limited to, providing the information set forth in clause (viii) of Section 4.06(a), with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be one payment delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be two payments delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is its current policy and is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

Section 4.07.	Remittance Reports; Advances.

(a)          On the third Business Day following each Determination Date but in no event later than the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Trustee and the NIMS Insurer by telecopy (or by such other means as the Servicer, the NIMS Insurer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Trustee in such medium as may be agreed between the Servicer and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Trustee to perform the calculations necessary to make the distributions and allocations contemplated by Section 4.01, 4.02, 4.03 and 4.10 and to prepare the Distribution

Date Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)          The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date, and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

On or before 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds, (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer and NIMS Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)          The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

(d)          Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a

Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor, the NIMS Insurer and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by the Servicer.

Section 4.08.	REMIC Distributions.

(a)          Distributions on the REMIC 1 Regular Interests. On each Distribution Date, the Trustee shall be deemed to cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holder of the Class R Certificate (in respect of the Class R-1 Interest), as the case may be:

(i)           to each of REMIC 1 Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)          to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC 1 Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests;

(iii)        to the REMIC 1 Regular Interest I-60-B, all amounts representing Prepayment Charges in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period; and

(iv)         any remaining amount to the Class R Certificate (in respect of the Class R-1 Interest).

(b)          Distributions on the REMIC 2 Regular Interests. On each Distribution Date, the Trustee shall be deemed to cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holder of the Class R Certificate (in respect of the Class R-2 Interest), as the case may be:

(i)           to REMIC 2 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; to REMIC 2 Regular Interest LTAA, the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralized Amount is less than the

REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the REMIC 2 Corresponding Marker Interests, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Classes of Certificates, and REMIC 2 Regular Interest LTZZ shall be increased by such amount;

(ii)          to REMIC 2 Regular Interests, as a distribution of principal, in an amount equal to the remainder of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(1)          to REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, 98.00% of such remainder, until the Uncertificated Balance of such Uncertificated REMIC 2 Regular Interests are reduced to zero; provided, however, that the REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause; provided further that REMIC 2 Regular Interest LTP shall receive all amounts in respect of Prepayment Charges received by REMIC 1 Regular Interest I-60-B;

(2)          to the REMIC 2 Corresponding Marker Interests, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Classes of Certificates, until the Uncertificated Balances of such REMIC 2 Regular Interests are reduced to zero; then

(3)          to REMIC 2 Regular Interest LTZZ, 1.00% of such remainder, until the Uncertificated Balance of such REMIC 2 Regular Interest is reduced to zero;

(4)          any remaining amount to the Class R Certificates (in respect of the Class R-2 Interest)

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to the Overcollateralization Release Amount shall be allocated to (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided, however, that the Uncertificated Balance of REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause; provided further that REMIC 2 Regular Interest LTP shall receive all amounts in respect of Prepayment Charges received by REMIC 1 Regular Interest I-60-B.

(c)          On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period will be distributed to the holders of the REMIC 2 Regular Interest LTP. Such amount shall not reduce the Uncertificated Balance of the REMIC 2 Regular Interest LTP.

(d)          Distributions on the REMIC 3 Regular Interests. On each Distribution Date, 100% of the amounts distributed on the REMIC 2 Regular Interest LTIO shall be deemed distributed by REMIC 3 in respect of the Class Swap-IO REMIC 3 Regular Interest. Such amounts shall be deemed distributed by REMIC 3 to the Supplemental Interest Trust for deposit into the Swap Account. On each Distribution Date, all amounts representing Prepayment Charges deemed distributed on the REMIC 2 Regular Interest LTP shall be deemed distributed by REMIC 3 in respect of the Class P REMIC 3 Regular Interest. Such amount shall not reduce the Certificate Principal Balance of the Class P REMIC 3 Regular Interest. Other amounts deemed distributed by REMIC 2 to REMIC 3 shall be deemed distributed with respect to the REMIC 3 Regular Interests (other than the Class Swap-IO REMIC 3 Regular Interest) so as to (i) pay the Uncertificated Accrued Interest on such REMIC 3 Regular Interest plus any amounts in respect thereof remaining unpaid from previous Distribution Dates and (ii) reduce the Uncertificated Balance or Notional Amount of each such REMIC 3 Regular Interest to the extent necessary so that it equals the Certificate Principal Balance or Notional Amount of the Corresponding Class of Certificates. Any remaining amounts will be deemed distributed with respect to the Class R-3 Interest.

(e)          All distributions in respect of the Class CE Certificates and the Class P Certificates shall be treated as having been made first from REMIC 2 to the Corresponding Class of REMIC 3 Regular Interest and then to the Class CE Certificates and Class P Certificates by REMIC 4 and REMIC 5, respectively. All distributions in respect of the Class Swap-IO REMIC 6 Regular Interest shall be treated as having been made first from REMIC 2 to the Class Swap-IO REMIC 3 Regular Interest and then to the Class Swap-IO REMIC 6 Regular Interest by REMIC 6. Any remaining amounts from REMIC 4, REMIC 5 or REMIC 6 shall be distributed to the Class R-X-4 Interest, the Class R-X-5 Interest or the Class R-X-6 Interest, respectively.

(f)	The Trustee shall be deemed to cause the following allocation of losses:

(i)           For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests, the aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls for any Distribution Date shall be allocated first, to the REMIC 1 Regular Interests ending with the designation “B,” pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass Through Rates on the respective Uncertificated Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A,” pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass Through Rates on the respective Uncertificated Balances of each such REMIC 1 Regular Interest.

(ii)          For purposes of calculating the amount of Uncertificated Accrued Interest on the REMIC 2 Regular Interests the aggregate amount of any Relief Act Interest

Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, the REMIC 2 Corresponding Marker Interests and REMIC 2 Regular Interest LTZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass Through Rate on the respective Uncertificated Balance of each such REMIC 2 Regular Interest;

(iii)        The aggregate amount of any Relief Act Interest Shortfalls allocated to the Class CE REMIC 3 Regular Interest shall be allocated to REMIC 4 in respect of the Class CE Certificates;

(iv)         With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-60-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated, pro rata, between such REMIC 1 Regular Interests.

(v)          All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP and (ii) REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTB and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 2 Regular Interest LTB has been reduced to zero, fourth, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; sixth to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 2 Regular Interest LTM5 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC 2 Regular Interest

LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 2 Regular Interest LTM4 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 2 Regular Interest LTM3 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 2 Regular Interest LTM2 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 2 Regular Interest LTM1 has been reduced to zero; and

(vi)         All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 3 Regular Interests such that the Uncertificated Balance or Notional Amount of each such REMIC 3 Regular Interest equals the Certificate Principal Balance or Notional Amount of the Corresponding Class of Certificates.

(vii)       All Realized Losses on the Class CE REMIC 3 Regular Interest shall be allocated by the Trustee on each Distribution Date to REMIC 4 and the Class CE Certificates.

(g)          Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

Section 4.09.	Supplemental Interest Trust.

(a)          A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Offered Certificates, the Class B Certificates and the Class CE Certificates. On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Swap Account”). Funds on deposit in the Swap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust held pursuant to this Agreement.

On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

(A)         to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such Distribution Date;

(B)         to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(C)         concurrently, to the Senior Certificates, on a pro rata basis, any remaining applicable Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

(D)         sequentially, to each Class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, any remaining Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

(E)         to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, to pay principal as described in Section 4.02(a), as applicable, in order to maintain amounts in respect of the Targeted Overcollateralization Amount, after giving effect to distributions of the Principal Distribution Amount for each such Class;

(F)          first, to the Senior Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such Classes;

(G)         sequentially, to each Class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Date;

(H)         to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment, to the extent not already paid; and

(I)	to the Class CE Certificates, any remaining amounts.

Upon the occurrence of an “Early Termination Date” under the Interest Rate Swap Agreement, and at the direction of the Depositor, the Supplemental Interest Trust Trustee shall use reasonable efforts to replace the Interest Rate Swap Agreement with one that is furnished by a replacement for the Swap Provider acceptable to each Rating Agency, and the Supplemental Interest Trust Trustee shall hold in trust any amount that is paid to it by the Swap Provider in respect of any such “Early Termination Date” and apply such amount to the purchase of the related replacement. If such amount is insufficient to purchase a replacement for the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee shall apply such amount to replace so much of the Interest Rate Swap Agreement as it is possible to replace with such amount. If the Swap Provider transfers its rights and obligations under the Interest Rate Swap Agreement to another party in accordance therewith or the Supplemental Interest Trust Trustee replaces the Interest Rate Swap Agreement with one that is furnished by a replacement for the

Swap Provider acceptable to each Rating Agency in accordance with this Agreement, then the Supplemental Interest Trust Trustee shall execute and deliver the related replacement for or novation of the Interest Rate Swap Agreement.

Notwithstanding the foregoing, if any portion of the amount that is paid to the Supplemental Interest Trust Trustee by the Swap Provider in respect of any “Early Termination Date” cannot be used to find a replacement Interest Rate Swap Agreement (either because a replacement for the Interest Rate Swap Agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Supplemental Interest Trust Trustee shall deposit such amount into a reserve account that is a sub-account of the Swap Account and on each subsequent Distribution Date (so long as funds are available in such reserve account), withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in this Section 4.09.

(b)          For federal income tax purposes, the Supplemental Interest Trust shall be owned by the majority Holder of the Class CE Certificates.

(c)          The Supplemental Interest Trust Trustee shall treat the Holders of Certificates (other than the Class P, Class CE, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the REMIC 3 Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Cap Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the corresponding REMIC 3 Regular Interest and as having been paid by such Holders to the Supplemental Interest Trust Trustee pursuant to the notional principal contract. Thus, each Certificate (other than the Class P, Class R and Class R-X Certificates) shall be treated as representing not only ownership of a REMIC 3 Regular Interest, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(d)          For federal income tax purposes, each holder of an Offered Certificate or Class B Certificate is deemed to own an undivided beneficial ownership interest in a REMIC 3 Regular Interest and the right to receive payments from either the Cap Carryover Reserve Account or the Supplemental Interest Trust Swap Account in respect of the Cap Carryover Amount or the obligation to make payments to the Supplemental Interest Trust in respect of the Class IO Distribution Amount or Swap Termination Payment. For federal income tax purposes, the Trustee will account for payments to each Offered Certificate and Class B Certificate as follows: each Offered Certificate and Class B Certificate will be treated as receiving their entire payment from the corresponding REMIC 3 Regular Interest (regardless of any Swap Termination Payment, Class IO Distribution Amount or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment or Class IO Distribution Amount in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in another REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in the Net Swap Payment), will be made by one or more of the REMIC regular interests issued by the resecuritization REMIC subsequent to such REMIC regular interest receiving its full payment from any such Offered Certificate or Class B Certificate. Resecuritization of any Offered Certificate or Class B Certificate in a REMIC will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

(e)          The REMIC 3 Regular Interest corresponding to an Offered Certificate or Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the maximum interest rate payable on that REMIC 3 Regular Interest will equal the REMIC 3 Cap. As a result of the foregoing, the amount of distributions and taxable income on the REMIC 3 Regular Interest corresponding to an Offered Certificate or Class B Certificate may exceed the actual amount of distributions on the Offered Certificate or Class B Certificate.

Section 4.10.	Cap Carryover Reserve Account

On the Closing Date, the Trustee will establish the Cap Carryover Reserve Account (the “Cap Carryover Reserve Account”), which account will remain uninvested, held in trust for the benefit of the Holders of the Offered Certificates and Class B Certificates. The Cap Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, Cap Carryover Amounts available pursuant to clause (xxxiii) of Section 4.02(b) will be deposited into the Cap Carryover Reserve Account. On such Distribution Date, the Trustee shall withdraw such Cap Carryover Amounts on deposit and apply them, sequentially, as follows:

first, concurrently, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, pro rata (based on the Cap Carryover Amount for each such Class), any Cap Carryover Amount for such Class; and

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such Class.

ARTICLE V

THE CERTIFICATES

Section 5.01.	The Certificates.

Each of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class CE, Class P and Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates and the Class B Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class CE and Class P Certificates are issuable in any Percentage Interest; provided, however, at no time shall there be more than ten (10) Certificates of each such Class. Each Residual Certificate is issuable only as a single certificate.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates and the Class B Certificates shall be Book-Entry Certificates. The Class CE, Class P and Residual Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

Section 5.02.	Registration of Transfer and Exchange of Certificates.

(a)          The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Residual Certificates, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)          Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)          If the Depository advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Trust’s expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the “Definitive Certificates”). None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)          Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-1 or J-2 (in the case of the Class P, Class CE or Residual Certificates) or in the form of Exhibit J-2 (in the case of Class B Certificates)) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. For purposes of clause (ii) of this Section 5.02(d) the representations required in any transferor certificate (substantially in the form of Exhibit L hereto) and any investment letter (substantially in the form of Exhibit J-2 hereto) shall be deemed to have made in connection with the transfer of any Private Certificate that is a Book-Entry Certificate.

No transfer of an ERISA Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA, to Section 4975 of the Code or any federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect such transfer other than, except in the case of the Class CE Certificates, Class P Certificates or the Residual Certificates, an insurance company general account that is eligible for and meets all requirements for relief under Sections I and III of Department of Labor Prohibited Transaction Exemption 95-60 or (ii) (except in the case of the Residual Certificates) in the case of any such ERISA Restricted Certificate presented for registration in the name of a Plan, or a person acting on behalf of any such Plan or using such Plan’s assets, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or a violation of Similar Law and will not subject the Depositor, the Servicer, the Trustee, the NIMS Insurer or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan or a person acting on behalf of any such Plan or using such Plan’s assets without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Certificate other than an ERISA Restricted Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an “accredited investor” (within the meaning of the Department of Labor Prohibited Transaction Exemption granted to Banc of America Securities LLC, as amended), and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust or any asset held in such trust, including the Swap Account are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in house asset managers”). If any Certificate (other than an ERISA Restricted Certificate) or any interest therein is acquired or held in violation of the foregoing provisions the next preceding permitted beneficial owner shall be treated as the beneficial owner of such Certificate or interest therein, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of such Certificate or interest therein was effected in violation of the foregoing provisions shall indemnify and hold harmless, to the extent permitted by law, the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney in fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

(ii)          No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)        In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A.           an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in a Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B.           a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)         Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)          If any Person other than a Disqualified Organization acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of a Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of a Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of a Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of a Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)         If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)          No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.	Persons Deemed Owners.

The Servicer, the Depositor, the NIMS Insurer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the NIMS Insurer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05.	Appointment of Paying Agent.

(a)          The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Servicer, the NIMS Insurer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

ARTICLE VI

THE SERVICER AND THE DEPOSITOR

Section 6.01.	Liability of the Servicer and the Depositor.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

Section 6.02.    Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer. The Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

Section 6.03.	Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

Section 6.04.	Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer; and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

Section 6.05.	Delegation of Duties.

(a)          In the ordinary course of business, the Servicer, subject to the provisions of Section 3.16, at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee, the NIMS Insurer and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.

(b)          The Servicer is hereby authorized, with the consent of the NIMS Insurer, to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. The Servicer shall notify each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for the amount of previously unreimbursed Advances (“Advance Reimbursements”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursements” and together with Advance Reimbursements, “Reimbursements”) (in each case to the extent such type of Reimbursements are included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursements or Servicing Advance Reimbursements be included in the “Available Funds” or distributed to Certificateholders. If the terms of a facility proposed to be entered into with an Advancing Person by the Servicer would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Servicer’s entering such facility.

Reimbursements shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor or the Trustee shall have any duty or liability with respect to the calculation or payment of any Reimbursements, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursements to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer and (upon request) the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information.

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

The documentation establishing any Advance Facility shall require that Reimbursements distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first in, first out” (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

The Servicer shall indemnify the Depositor, the Trustee, the NIMS Insurer, any successor servicer and the Trust Fund resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer.

Any amendment to this Section 6.05(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 6.05(b), including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

If the Servicer determines any such affiliate or third party vendor would be a “servicer” within the meaning of Item 1101 of Regulation AB, the Servicer shall not engage such affiliate or third party vendor unless it provides the Trustee and the Depositor the information required by Section 1108(b) and 1108(c) of Regulation AB prior to such engagement.

In the event of any assignment of rights or delegation of duties of the Servicer, the Trustee shall report such event on Form 8-K within four Business Days after the effective date thereof provided that the Servicer provides notice of such occurrence to the Trustee within 2 days of such effective date.

ARTICLE VII

DEFAULT

Section 7.01.	Servicer Events of Termination.

(a)          If any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i)           (A)        The failure by the Servicer to make any Advance or to pay Compensating Interest; or (B) any other failure by the Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of one Business Day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; or

(ii)          The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the NIMS Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)        The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)         The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v)          As of any Distribution Date, if the average for the related Collection Period and the two preceding Collection Periods of the fraction, expressed as a percentage, the numerator of which is (a) the aggregate Principal Balance of 60+ Day Delinquent Loans and the denominator of which is (b) the aggregate Principal Balance of the Mortgage Loans, in the case of both (a) and (b), as of the last day of each such Collection Period, exceeds 18%; or

(vi)         The failure of the Servicer to comply with Sections 3.19, 3.20 or 3.31 hereof (including with respect to any Additional Servicer, Subservicer or Subcontractor engaged by the Servicer) (without any regard to any cure period).

(b)          Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v) and (vi) above, the Trustee shall, at the direction of the NIMS Insurer or Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the NIMS Insurer and the Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO

Property received by the Servicer. All reasonable out of pocket costs and expenses (including attorneys’ fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Advances and Servicing Advances properly made prior to the date of termination.

Section 7.02.	Trustee to Act; Appointment of Successor.

(a)          Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies and that, in the case of a successor servicer appointed by the Trustee, such successor servicer is reasonably acceptable to the NIMS Insurer. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

(c)          The predecessor Servicer and successor Servicer shall notify the Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

Section 7.03.	Waiver of Defaults.

The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

Section 7.04.	Notification to Certificateholders.

(a)          On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

(b)          No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

Section 7.05.	Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01.	Duties of Trustee.

(a)          The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the NIMS Insurer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)           prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)          the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)        the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)         the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the NIMS Insurer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

(b)          Upon its receipt from the Sponsor of the “significance estimate” of the Interest Rate Swap Agreement provided in accordance with the Mortgage Loan Purchase Agreement, the Trustee shall, on the basis of each such “significance estimate,” calculate the Interest Rate Swap Agreement’s “significance percentage” of the Pool Balance as of the date of such “significance estimate” in accordance with Item 1115 of Regulation AB. For the avoidance of doubt, such “significance percentage” shall be a fraction, expressed as a percentage, the numerator of which is such “significance estimate” and the denominator of which is the Pool Balance. Further, the Trustee shall determine as of such date whether such “significance percentage” would require disclosure of financial information with respect to the Swap Provider in any report required to be filed with the Commission pursuant to Section 3.31, and if it does, the Trustee shall make a written request of the Swap Provider for such information in accordance with the Interest Rate Swap Agreement, not later than the Business Day following the Business Day on which it receives the related “significance estimate.” Upon its receipt of such information, the Trustee shall furnish such information to the Depositor and, if such information is approved by the Depositor, shall include such information in the related report as provided in Section 3.31. In the event the Trustee does not timely receive such information it shall promptly notify the Depositor.

With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Trustee shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Trustee and the Depositor.

Upon the occurrence of a Swap Early Termination (i) to the extent that the Trustee receives a Swap Termination Payment from the Swap Provider, if the Trustee acquires a replacement interest rate swap agreement, the Trustee shall apply all or a portion of such Swap Termination Payment as may be necessary to acquire a replacement swap provider under the replacement interest rate swap agreement prior to distribution of such Swap Termination Payment in accordance with the priorities set forth in this Agreement and (ii) to the extent that a Swap Termination Payment is owed to the Swap Provider, if the Trustee acquires a replacement interest rate swap agreement, the Trustee shall apply all or a portion of the amount received from any replacement swap provider under a replacement interest rate swap agreement to pay the Swap Termination Payment owed to the Swap Provider.

(c)          Subject to the conditions set forth in this Section 8.01(c), the Trustee is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Trustee shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Trustee of any Servicing Function Participant, the Trustee shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Sections 3.20 and 3.31 of this Agreement to the same extent as if such Servicing Function Participant were the Trustee. The Trustee shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.31, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Trustee engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Trustee shall be responsible for determining whether such Subcontractor is an Additional Servicer.

The Trustee shall indemnify the Depositor and the Sponsor and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Trustee’s obligation set forth in Section 8.01(b) or 8.01(c).

Section 8.02.	Certain Matters Affecting the Trustee.
(a)	Except as otherwise provided in Section 8.01:

(i)           the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)          the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)        the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)         the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)          prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)         the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

(vii)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

(viii)      the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

Section 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

Section 8.04.	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Servicer, the Depositor or their Affiliates.

Section 8.05.	Trustee Compensation and Expenses.

The Trustee shall be entitled to investment income from amounts on deposit in the Distribution Account as compensation for its services hereunder. The Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee’s reckless disregard of obligations and duties hereunder. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

Section 8.06.	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long term debt rating of BBB by Fitch and S&P and a long term debt rating of at least “Baa1” or better by Moody’s and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.	Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee. If the Depositor or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor or the NIMS Insurer, as the case may be, shall promptly appoint a successor Trustee (reasonably acceptable to the NIMS Insurer if appointed by the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

In addition, if (a) the Trustee fails to comply with its obligations to deliver any Assessment of Compliance or Attestation Reports required pursuant to Section 3.20 or (b) any Servicing Function Participant engaged by the Trustee fails to comply with its obligations to deliver any Assessment of Compliance or Attestation Reports, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor, the NIMS Insurer and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee reasonably acceptable to the NIMS Insurer in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08.	Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

Section 8.09.	Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

Section 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)          no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the NIMS Insurer, the Rating Agencies and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney in fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11.	Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12.	Trustee May Enforce Claims Without Possession of Certificates.

(a)          All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)          The Trustee shall afford the Depositor, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the Servicer, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Depositor, the Servicer, the NIMS Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13.	Suits for Enforcement.

In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14.	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15.	Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01.	REMIC Administration.

(a)          The Trustee shall make or cause to be made REMIC elections for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. In addition, the Trustee shall request a taxpayer identification number on IRS Form SS-4 for each such REMIC or other tax entity formed under this Agreement and file IRS Form 8811, or other applicable form, for each such REMIC within 30 days of the Closing Date (or such other period as may be allowed by applicable law). The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)          The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)          The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses other than those expenses described in clause (i) or (ii) above from the Trust.

(d)          The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)          The Holder of the Class R Certificate shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to each of REMIC 1, REMIC 2 and REMIC 3. The Holder of the Class R-X Certificate shall be the Tax Matters Person with respect to each of REMIC 4, REMIC 5 and REMIC 6. The Trustee is irrevocably designated as and shall act as attorney in fact and agent for each such Tax Matters Person. The Trustee, as agent for each such Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for each such Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)           The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of a Residual Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the NIMS Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)          In the event that any tax is imposed on any REMIC created hereunder, including, without limitation, any federal, state or local tax or minimum tax imposed upon any REMIC created hereunder, and is, in each case, attributable to the activities of any REMIC created hereunder and not paid as otherwise provided for herein, such tax shall be paid (i) by the Trustee, if any such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) by any party hereto (other than the Trustee) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), with amounts otherwise to be distributed to the Certificates, on a pro rata basis, based on the amounts to be distributed.

(h)          The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

(i)           No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

(j)           Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)          On or before April 15 of each calendar year, beginning in 2007, the Trustee shall deliver to each Rating Agency and the NIMS Insurer an Officer’s Certificate stating the Trustee’s compliance with the provisions of this Section 9.01.

Section 9.02.	Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (vi) an optional purchase pursuant to Section 3.32, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless such party and the NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than a Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 9.03.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of a Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of a Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of a Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of a Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 9.04.	REO Property.

(a)          Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as “foreclosure” property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non permitted assets” within the meaning of section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

(b)          The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC constituting part of the Trust Fund. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property’s fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

ARTICLE X

TERMINATION

Section 10.01.	Termination.

(a)          The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (or if such holder is the Seller, or an affiliate of the Seller, the Servicer of the Mortgage Loans) as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (and, if such holder is the Seller or an affiliate of the Seller, the Servicer of the Mortgage Loans) may, at its option, terminate the Trust Fund and retire the Certificates on the Distribution Date following the Distribution Date upon which the aggregate current Pool Balance is less than 10% of the sum of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding Mortgage Loans and REO Properties in the Trust Fund at a price equal to (i) the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans, (ii) the fair market value of the REO Properties as determined in good faith by the Servicer and (iii) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (the “Termination Price”). If the NIMS Insurer or the Majority Class CE Certificateholders (or, if the Majority Class CE Certificateholder is the Seller or an affiliate of the Seller, the Servicer) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

Any such purchase shall be accomplished by delivery on the Determination Date before such Distribution Date of the Termination Price to the Trustee for deposit into the Distribution Account as part of Available Funds.

(b)          Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying

(1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Trustee shall notify the Originator and the Seller of the amount of any unpaid Reimbursement Amount owed to the Trust.

(c)          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

(d)          In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, a Residual Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to a Residual Certificateholder for payment.

Section 10.02.	Additional Termination Requirements.

(a)          In the event that the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, exercise its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)           The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 and shall specify such date in the final federal income tax return of each REMIC;

(ii)          After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class CE Certificateholders or the Servicer, as applicable, for cash; and

(iii)        At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the order of priority set forth in Section 4.02 and then to the Holders of the Residual Certificates, all cash on hand in respect of the related REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

(b)          By their acceptance of Certificates, the Holders thereof hereby appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iv) to comply with any requirements imposed by the Code, (v) to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB or (vi) to provide for the rights of the NIMS Insurer; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment or waiver shall (w) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (x) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the Swap Provider in a manner other than as described in clause (w) above, without the consent of the Holders of Certificates of such Class evidencing at least 66

2/3% of the Voting Rights evidenced by such Class, or (y) reduce the percentage of Voting Rights required by clause (x) above without the consent of the Holders of all Certificates of such Class then outstanding or (z) cause any of the REMICs created hereunder to be disqualified as a REMIC or result in a prohibited transaction or contribution tax under the Code on any REMIC created hereunder unless an indemnification is provided for such tax. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Notwithstanding any provision of this Agreement to the contrary, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to Sections 4.01, 4.02 or 4.09 of this Agreement without the prior written consent of the Swap Provider.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 11.02.	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the

Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates having not less than 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the

United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 11.05.	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services ABFC 2006-OPT2 with a copy to: (i) Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services ABFC 2006-OPT2 and (ii) Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – ABFC 2006-OPT2, or such other address as may hereafter be furnished to the Depositor, the NIMS Insurer and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Asset Backed Funding Corporation, 214 North Tryon Street, 21st Floor, Charlotte, North Carolina 28255, Attention: ABFC Asset Backed Certificates, Series 2006-OPT2, or such other address as may be furnished to the Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (c) in the case of the Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: Debbie Lonergan, Facsimile: (949) 790 7514, or such other address as may be hereafter furnished to the Depositor, the NIMS Insurer and the Trustee by the Servicer in writing and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07.	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.08.	Notice to the Rating Agencies and the NIMS Insurer.

(a)          Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

(i)	any material change or amendment to this Agreement;

(ii)          the occurrence of any Servicer Event of Termination that has not been cured or waived;

(iii)	the resignation or termination of the Servicer or the Trustee;
(iv)	the final payment to Holders of the Certificates of any Class;
(v)	any change in the location of any Account; and

(vi)         if the Trustee is acting as successor servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(vii)       In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

(A)         each annual statement as to compliance described in Section 3.19 hereof;

(B)         each annual independent public accountants’ servicing report described in Section 3.20 hereof; and

(C)         each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to: Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage Backed Securities; Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Managing Director, Residential Mortgage Backed Securities; and Standard & Poor’s, a division of The McGraw Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group.

Section 11.09.	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out of pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 11.10.	Third Party Beneficiary.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The NIMS Insurer shall be deemed a third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

The Swap Provider shall be deemed an express third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

Section 11.11.	Acts of Certificateholders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)          Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 11.12.	Insolvency.

The Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Servicer, Depositor or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

Section 11.13.	Regulation AB Compliance; Intent of Parties; Reasonableness.

The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor and the Trustee in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor and the Trustee (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor and the Trustee to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ASSET BACKED FUNDING CORPORATION, as Depositor

By: _____________________________________
Name: Juanita Deane-Warner Title: Vice President

OPTION ONE MORTGAGE CORPORATION, as Servicer

By: _____________________________________
Name: Title:

WELLS FARGO BANK, N.A., as Trustee

By: _____________________________________
Name: Title:

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the 12th day of October, 2006 before me, a notary public in and for said State, personally appeared Juanita L. Deane-Warner, known to me to be a Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF MARYLAND	)
	)	ss:
COUNTY OF	)

On the 12th day of October, 2006 before me, a notary public in and for said State, personally appeared __________, known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF	)

On the 12th day of October, 2006 before me, a notary public in and for said State, personally appeared ______________________, known to me to be a ____________________ of Option One Mortgage Corporation, a California corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

[FORM OF THE CLASS A-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-1-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-1

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AA 5

ISIN: US00075XAA54

Original Class Certificate Principal Balance of the Class A-1 Certificates as of the Closing Date: $232,459,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Exh. A-1-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-1 Certificate Margin, (ii) the Group 1 Maximum Rate Cap and (iii) the Group 1 Cap. Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-1 Certificates.

The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof

Exh. A-1-3

whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Exh. A-1-4

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-1-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-1-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

______________________________________________________________________________

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-1-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-1-8

EXHIBIT A-2

[FORM OF THE CLASS A-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-2-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-2

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AB 3

ISIN: US00075XAB38

Original Class Certificate Principal Balance of the Class A-2 Certificates as of the Closing Date: $232,465,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Exh. A-2-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-2 Certificate Margin, (ii) the Group 2 Maximum Rate Cap and (iii) the Group 2 Cap. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-2 Certificates.

The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof

Exh. A-2-3

whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Exh. A-2-4

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-2-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-2-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

______________________________________________________________________________

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-2-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-2-8

EXHIBIT A-3A

[FORM OF THE CLASS A-3A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-3A-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-3A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-3A

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AC 1

ISIN: US00075XAC11

Original Class Certificate Principal Balance of the Class A-3A Certificates as of the Closing Date: $205,493,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3A Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. A-3A-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3A Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3A Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3A Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-3A Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3A Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3A Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-3A Certificates.

The Class A-3A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Exh. A-3A-3

Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

Exh. A-3A-4

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-3A-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-3A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-3A-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-3A-8

EXHIBIT A-3B

[FORM OF THE CLASS A-3B CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-3B-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-3B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-3B

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AD 9

ISIN: US00075XAD93

Original Class Certificate Principal Balance of the Class A-3B Certificates as of the Closing Date: $52,911,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3B Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. A-3B-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3B Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3B Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-3B Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3B Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-3B Certificates.

The Class A-3B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Exh. A-3B-3

Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

Exh. A-3B-4

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-3B-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-3B-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-3B-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by __________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-3B-8

EXHIBIT A-3C

[FORM OF THE CLASS A-3C CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-3C-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-3C

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-3C

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AE 7

ISIN: US00075XAE76

Original Class Certificate Principal Balance of the Class A-3C Certificates as of the Closing Date: $96,963,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3C Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. A-3C-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3C Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3C Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3C Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-3C Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3C Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3C Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-3C Certificates.

The Class A-3C Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Exh. A-3C-3

Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

Exh. A-3C-4

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-3C-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-3C-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-3C-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-3C-8

EXHIBIT A-3D

[FORM OF THE CLASS A-3D CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. A-3D-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS A-3D

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class A-3D

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AF 4

ISIN: US00075XAF42

Original Class Certificate Principal Balance of the Class A-3D Certificates as of the Closing Date: $45,929,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3D Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. A-3D-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3D Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3D Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3D Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class A-3D Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3D Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3D Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class A-3D Certificates.

The Class A-3D Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Exh. A-3D-3

Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

Exh. A-3D-4

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. A-3D-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:	__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. A-3D-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. A-3D-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. A-3D-8

EXHIBIT B-1

[FORM OF CLASS M-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS

Exh. B-1-1

BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-1-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-1

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AG 2

ISIN: US00075XAG25

Original Class Certificate Principal Balance of the Class M-1 Certificates as of the Closing Date: $49,466,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-1-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-1 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-1 Certificates.

The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

Exh. B-1-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all

Exh. B-1-5

property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-1-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-1-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-1-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-1-9

EXHIBIT B-2

[FORM OF CLASS M-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS

Exh. B-2-1

BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-2-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-2

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AH 0

ISIN: US00075XAH08

Original Class Certificate Principal Balance of the Class M-2 Certificates as of the Closing Date: $30,622,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-2-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-2 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-2 Certificates.

The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

Exh. B-2-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all

Exh. B-2-5

property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-2-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-2-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-2-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-2-9

EXHIBIT B-3

[FORM OF CLASS M-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS

Exh. B-3-1

BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-3-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-3

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AJ 6

ISIN: US00075XAJ63

Original Class Certificate Principal Balance of the Class M-3 Certificates as of the Closing Date: $21,593,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-3-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-3 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-3 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-3 Certificates.

The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

Exh. B-3-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all

Exh. B-3-5

property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-3-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-3-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-3-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-3-9

EXHIBIT B-4

[FORM OF CLASS M-4 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-4-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-4-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-4

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AK 3

ISIN: US00075XAK37

Original Class Certificate Principal Balance of the Class M-4 Certificates as of the Closing Date: $19,237,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-4-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-4 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-4 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-4 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-4 Certificates.

The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

Exh. B-4-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all

Exh. B-4-5

property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-4-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-4-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-4-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-4-9

EXHIBIT B-5

[FORM OF CLASS M-5 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-5-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-5-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-5

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AL 1

ISIN: US00075XAL10

Original Class Certificate Principal Balance of the Class M-5 Certificates as of the Closing Date: $19,237,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-5-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-5 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-5 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-5 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-5 Certificates.

The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

Exh. B-5-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all

Exh. B-5-5

property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-5-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-5-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-5-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-5-9

EXHIBIT B-6

[FORM OF CLASS M-6 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-6-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-6-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-6

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AM 9

ISIN: US00075XAM92

Original Class Certificate Principal Balance of the Class M-6 Certificates as of the Closing Date: $18,687,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-6-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-6 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-6 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-6 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-6 Certificates.

The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates

Exh. B-6-4

and Class M-5 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans

Exh. B-6-5

and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-6-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-6-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-6-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-6-9

EXHIBIT B-7

[FORM OF CLASS M-7 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-7-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-7-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-7

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AN 7

ISIN: US00075XAN75

Original Class Certificate Principal Balance of the Class M-7 Certificates as of the Closing Date: $17,039,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-7-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-7 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-7 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-7 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-7 Certificates.

The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates,

Exh. B-7-4

Class M-5 and Class M-6 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans

Exh. B-7-5

and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-7-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-7-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-7-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-7-9

EXHIBIT B-8

[FORM OF CLASS M-8 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-8-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-8-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-8

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AP 2

ISIN: US00075XAP24

Original Class Certificate Principal Balance of the Class M-8 Certificates as of the Closing Date: $10,443,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-8-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-8 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-8 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-8 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-8 Certificates.

The Class M-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates,

Exh. B-8-4

Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans

Exh. B-8-5

and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-8-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:__________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:__________________________________

Authorized Signatory

Date of authentication:

Exh. B-8-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-8-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-8-9

EXHIBIT B-9

[FORM OF CLASS M-9 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7 AND CLASS M-8 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, A PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT OR OTHER PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A EMPLOYEE BENEFIT PLAN OR ARRANGEMENT OR (II) (A) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION ADMINISTRATIVE EXEMPTION (“PTE”) GRANTED TO BANC OF AMERICA SECURITIES LLC AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (FOR TRANSACTIONS BY INDEPENDENT “QUALIFIED PROFESSIONAL ASSET MANAGERS”), 91-38 (FOR TRANSACTIONS BY BANK COLLECTIVE INVESTMENT FUNDS), 90-1 (FOR TRANSACTIONS BY INSURANCE

Exh. B-9-1

COMPANY POOLED SEPARATE ACCOUNTS), 95-60 (FOR TRANSACTIONS BY INSURANCE COMPANY GENERAL ACCOUNTS) OR 96-23 (FOR TRANSACTIONS EFFECTED BY “IN-HOUSE ASSET MANAGERS”).

Exh. B-9-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS M-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class M-9

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AQ 0

ISIN: US00075XAQ07

Original Class Certificate Principal Balance of the Class M-9 Certificates as of the Closing Date: $8,794,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Exh. B-9-3

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-9 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class M-9 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-9 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-9 Certificates.

The Class M-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates,

Exh. B-9-4

Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans

Exh. B-9-5

and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-9-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-9-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-9-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-9-9

EXHIBIT B-10

[FORM OF CLASS B CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8 AND CLASS M-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF (OR BY A PERSON USING ASSETS OF) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS MATERIALLY SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A “PLAN”), MAY RESULT IN “PROHIBITED TRANSACTIONS” WITHIN THE

Exh. B-10-1

MEANING OF ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”), 60 FED. REG. 35925 (JULY 12, 1995)), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS ELIGIBLE FOR AND MEETS ALL THE REQUIREMENTS FOR RELIEF UNDER SECTION I AND III OF PTE 95-60, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE CERTIFICATE REGISTRAR, THE NIMS INSURER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

Exh. B-10-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class B

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006

First Distribution Date: October 25, 2006

No.

CUSIP: 00075X AR 8

ISIN: US00075XAR89

Original Class Certificate Principal Balance of the Class B Certificates as of the Closing Date: $10,993,000.00

Initial Certificate Principal Balance: $☐

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B Certificates) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Exh. B-10-3

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class B Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Certificate Interest Rate for the Class B Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class B Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class B Certificates.

The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates

Exh. B-10-4

and Class M-9 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, that the Certificateholder desiring to effect the transfer and such Certificateholder’s prospective transferee each execute a representation letter in the form described by the Agreement (as to which, so long as this Certificate is a Book-Entry Certificate, the representations and agreements made therein will be deemed to have been made by the prospective transferor and/or the prospective transferee, as applicable) certifying to the Certificate Registrar the facts surrounding the transfer. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against

Exh. B-10-5

any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. B-10-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Date of authentication:

Exh. B-10-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. B-10-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. B-10-9

EXHIBIT C-1

[FORM OF CLASS CE CERTIFICATES]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M AND CLASS B CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ( EACH A “PLAN”) OR ANY PERSON ACTING ON BEHALF OF, OR USING ASSETS OF, A PLAN WILL BE REGISTERED.

Exh. C-1-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class CE Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006 First Distribution Date: October 25, 2006 No. Percentage Interest: 100%	Servicer: Option One Mortgage Corporation Trustee: Wells Fargo Bank, N.A. Closing Date: October 12, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

Exh. C-1-2

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As

Exh. C-1-3

provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder’s prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate or any interest therein may be made to any employee benefit plans or other retirement arrangement, including individual retirement accounts that are subject to Title I of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, “Plans”) or any person who is purchasing the Certificate or interest therein on behalf of, or with assets of, a Plan.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement

Exh. C-1-4

at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. C-1-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Exh. C-1-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. C-1-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. C-1-8

EXHIBIT C-2

[FORM OF CLASS P CERTIFICATE]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND IN CERTAIN OTHER PROPERTY.

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (EACH A “PLAN”) OR ANY PERSON ACTING ON BEHALF OF OR USING ASSETS OF A PLAN WILL BE REGISTERED.

Exh. C-2-1

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class P Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006 First Distribution Date: October 25, 2006 No. Percentage Interest: 100%

Original Class Certificate Principal Balance as of the Closing Date: $100

Initial Certificate Principal Balance: $100

Servicer: Option One Mortgage Corporation

Trustee: Wells Fargo Bank, N.A.

Closing Date: October 12, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to

Exh. C-2-2

be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans, Originator Prepayment Charge Payment Amounts, Servicer Prepayment Charge Payment Amounts and certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in

Exh. C-2-3

authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder’s prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate or any interest therein may be made to any employee benefit plans or other retirement arrangement, including individual retirement accounts that are subject to Title I of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, “Plans”) or any person who is purchasing the Certificate or interest therein on behalf of, or with assets of, a Plan.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

Exh. C-2-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. C-2-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Exh. C-2-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. C-2-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. C-2-8

EXHIBIT C-3

[FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTEREST” IN MULTIPLE SEPARATE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M, CLASS B, CLASS CE AND CLASS P CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (EACH A “PLAN”) OR ANY PERSON ACTING ON BEHALF OF, OR USING ASSETS OF, A PLAN WILL BE REGISTERED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN

Exh. C-3-1

SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

Exh. C-3-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class R Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006 First Distribution Date: October 25, 2006 No. Percentage Interest: 100%	Servicer: Option One Mortgage Corporation Trustee: Wells Fargo Bank, N.A. Closing Date: October 12, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately

Exh. C-3-3

available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Exh. C-3-4

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder’s prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate or any interest therein may be made to any employee benefit plans or other retirement arrangement, including individual retirement accounts that are subject to Title I of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, “Plans”) or any person who is purchasing the Certificate or interest therein on behalf of, or with assets of, a Plan.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as six separate REMICs or cause the imposition of a tax upon the Trust.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the

Exh. C-3-5

Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. C-3-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is the one of the Certificates referred to in the within-mentioned Agreement.

Dated:

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Exh. C-3-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. C-3-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. C-3-9

EXHIBIT C-4

[FORM OF CLASS R-X CERTIFICATE]

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CLASS R-X CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M, CLASS B, CLASS CE AND CLASS P CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (EACH A “PLAN”) OR ANY PERSON ACTING ON BEHALF OF, OR USING ASSETS OF, A PLAN WILL BE REGISTERED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN

Exh. C-4-1

SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R-X CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-X CERTIFICATE.

Exh. C-4-2

ABFC ASSET-BACKED CERTIFICATES

SERIES 2006-OPT2, CLASS R-X

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

ASSET BACKED FUNDING CORPORATION

Series 2006-OPT2, Class R-X Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2006 First Distribution Date: October 25, 2006 No. Percentage Interest: 100%	Servicer: Option One Mortgage Corporation Trustee: Wells Fargo Bank, N.A. Closing Date: October 12, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R-X Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Asset Backed Funding Corporation (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R-X Certificate on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately

Exh. C-4-3

available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class R-X Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Exh. C-4-4

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder’s prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate or any interest therein may be made to any employee benefit plans or other retirement arrangement, including individual retirement accounts that are subject to Title I of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, “Plans”) or any person who is purchasing the Certificate or interest therein on behalf of, or with assets of, a Plan.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as six separate REMICs or cause the imposition of a tax upon the Trust.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the

Exh. C-4-5

Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Exh. C-4-6

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is the one of the Certificates referred to in the within-mentioned Agreement.

Dated:

WELLS FARGO BANK, N.A., as Certificate Registrar

By:________________________________

Authorized Signatory

Exh. C-4-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________________________

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

__________________________________

Signature by or on behalf of assignor

__________________________________

Signature Guaranteed

Exh. C-4-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

for the account of _______________________________, account number _________________,

or, if mailed by check, to ________________________________________________________.

Applicable statements should be mailed to ___________________________________________

This information is provided by ___________________________________________________,

the assignee named above, or ________________________________________, as its agent.

Exh. C-4-9

EXHIBIT D

Mortgage Loan Schedule

(See the Free Writing Prospectus filed and accepted by the Securities and Exchange Commission on October 12, 2006, with a filing date of October 12, 2006 and accession number 0001169232-06-004054).

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.
24 Executive Park, Suite 100

Irvine, California 92614

Attn: Client Manager – ABFC, Series 2006-OPT2

Re:	Pooling and Servicing Agreement dated as of September 1, 2006 among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee

All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the “Agreement”) referenced above.

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full
_____	2.	Foreclosure
_____	3.	Substitution
_____	4.	Other Liquidation (Repurchases, etc.)
_____	5.	Nonliquidation	Reason:	___________________________
			By:	___________________________
				(authorized signer)
			Issuer:	___________________________
			Address:	___________________________
				___________________________
			Date:	___________________________

Exh. E-1

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

_______________________	_________________________
Signature	Date

Documents returned to Custodian:

_______________________	_________________________
Custodian	Date

Exh. E-2

EXHIBIT F-1

FORM OF TRUSTEE'S INITIAL CERTIFICATION

Date

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Option One Mortgage Corporation

3 Ada

Irvine, California 92618

Re:

Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of September 1, 2006 among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, with respect to ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that it has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on the Mortgage Loan Schedule, subject to any exceptions noted on Schedule I hereto and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedules that corresponds to items (1), (2), (7), (8), (10) and (22) of the Mortgage Loan Schedules accurately reflects the information in the Mortgage File.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

WELLS FARGO BANK, N.A.,

as Trustee

By:________________________________

Name:

Title:

Exh. F-1

EXHIBIT F-2

FORM OF TRUSTEE'S FINAL CERTIFICATION

[Date]

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Option One Mortgage Corporation

3 Ada

Irvine, California 92618

Re:

Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of September 1, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, with respect to ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedules, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedules is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,

as Trustee

By:________________________________

Name:

Title:

Exh. F-2

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Re:	ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of September 1, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as trustee, we hereby acknowledge that, except as may be specified in any list of exceptions attached hereto, either (i) we have received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

WELLS FARGO BANK, N.A.,

as Trustee

By:________________________________

Name:

Title:

Exh. F-3

EXHIBIT G

MORTGAGE LOAN PURCHASE AGREEMENT

[Included as Exhibit 4.2 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

Exh. G

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________, successor by merger to _________________________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Wells Fargo Bank, N.A., as trustee on behalf of ABFC Asset-Backed Certificates, Series 2006-OPT2, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify and hold harmless Wells Fargo Bank, N.A. and Asset Backed Funding Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:__________________________________

STATE OF	)
) SS:
COUNTY OF	)

On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

______________________________________

______________________________________

My commission expires__________________________________.

Exh. H

EXHIBIT I

FORM OF ERISA REPRESENTATION

Wells Fargo Bank, N.A.

Sixth and Marquette

Minneapolis, Minnesota, 55479-0113

Attn: Client Manager – ABFC, Series 2006-OPT2

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Re:	ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

1.            [The undersigned is the ______________________ of (the “Transferee”) a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned, ___________________, is the transferee (the “Transferee”).]

2.            The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the “Agreement”) among Asset Backed Funding Corporation, as depositor (the “Depositor”), Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

3.            The Transferee either (x) (i) is not an employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any materially similar provisions of applicable federal, state or local law (“Similar Law”) (each a “Plan”), the trustee of any such Plan or a person acting on behalf of any such Plan nor a person using the assets of any such Plan or (ii) (except in the case of the Class R, Class R-X, Class CE and Class P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are eligible for and meet all the requirements for relief under Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R and Class R-X Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or a violation of Similar Law) and will not subject the Trustee, the Servicer, the Certificate Registrar, the NIMS Insurer or the Depositor to any obligation in

Exh. I-1

addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

__________________________________

[Transferee]

By:________________________________

Name:

Title:

Exh. I-2

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Wells Fargo Bank, N.A.

Sixth and Marquette

Minneapolis, Minnesota, 55479-0113

Attn: Client Manager – ABFC, Series 2006-OPT2

Ladies and Gentlemen:

In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2006-OPT2 (the “Certificates”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and

Exh. J-1-1

(h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

Very truly yours,

[NAME OF TRANSFEREE]

By:________________________________

Authorized Officer

Exh. J-1-2

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Wells Fargo Bank, N.A.

Sixth and Marquette

Minneapolis, Minnesota, 55479-0113

Attn: Client Manager – ABFC, Series 2006-OPT2

Re:	ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2006-OPT2 (the “Certificates”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in

Exh. J-2-1

reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,

[NAME OF TRANSFEREE]

By:________________________________

Authorized Officer

Exh. J-2-2

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i.             As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii.           In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $             in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___        Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___        Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___        Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___        Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________________________

            (1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

Exh. J-2-3

___        Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___        State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___        ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___        Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___        Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___        Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v.            The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will

Exh. J-2-4

continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi.          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

__________________________________

Print Name of Buyer

By:________________________________

Name:

Title:

Date:__________________________________

Exh. J-2-5

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.            As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.            In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___        The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___        The Buyer is part of a Family of Investment Companies which owned in the aggregate $         in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.            The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

Exh. J-2-6

5.            The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.            Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________

Print Name of Buyer or Adviser

By:_________________________________

Name:

Title:

IF AN ADVISER:

__________________________________

Print Name of Buyer

Date:_________________________________

Exh. J-2-7

EXHIBIT K

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

ABFC ASSET-BACKED CERTIFICATES, SERIES 2006-OPT2

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.            The undersigned is [an officer of] _____________________, the proposed Transferee of an Ownership Interest in the [Class R][Class R-X] Certificates (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.            The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3.            The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.            The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

Exh. K-1

5.            The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.            The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.            The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee’s taxpayer identification number is ______________.
9.	The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.         The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.         That the Transferee will not cause income from the [Class R][Class R-X] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

12.         That, if the Transferee is purchasing the [Class R][Class R-X] Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

13.         The Transferee is not an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of or using assets of such a plan.

Exh. K-2

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this _____ day of __________________, 20__.

[NAME OF TRANSFEREE]

By:________________________________

Name:

Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named ___________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this _____ day of _________, 20__.

__________________________________

NOTARY PUBLIC

My Commission expires the ____ day

of ________________, 20__.

Exh. K-3

ATTACHMENT A

to

AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF

THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

☐           The consideration paid to the Transferee to acquire the [Class R][Class R-X] Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

OR

☐           The transfer of the [Class R][Class R-X] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

(a)          the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from [Class R][Class R-X] Certificate will only be taxed in the United States;

(b)         at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(c)          the Transferee will transfer the [Class R][Class R-X] Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

(d)         the Transferee has determined the consideration paid to it to acquire the [Class R][Class R-X] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

(e)         in the event of any transfer of the [Class R][Class R-X] Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee’s purchase of the [Class R][Class R-X] Certificate.

Exh. K-4

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Wells Fargo Bank, N.A.

Sixth and Marquette

Minneapolis, Minnesota, 55479-0113

Attn: Client Manager – ABFC, Series 2006-OPT2

Asset Backed Funding Corporation

214 North Tryon Street

21st Floor

Charlotte, North Carolina 28255

Re:	ABFC Asset-Backed Certificates, Series 2006-OPT2

Ladies and Gentlemen:

In connection with our disposition of the ABFC Asset-Backed Certificates, Series 2006-OPT2 (the “Certificates”), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the [Class R][Class R-X] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the [Class R][Class R-X] Certificate is to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By: ______________________________

Exh. L

EXHIBIT M

MONTHLY INFORMATION DELIVERED BY SERVICER

Column Name	DESCRIPTION	Decimal	Comment	Max Size
LOAN_NBR	A unique identifier assigned to each loan by the originator.		Text up to 10 digits	10
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORR_NEXT _PAY_DUE_DATE	The date at the end of processing cycle that the Borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
ACTL_END _PRIN_BAL	The Borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to the investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_BEG _PRIN_BAL	The Borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to the investors.	2	No commas(,) or dollar signs ($)	11
SCHED_PAY_AMT	The scheduled monthly principal and scheduled interest payment that a Borrower is expected to pay; P&I constant.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_ AMT	The scheduled principal amount as reported by the Servicer for the current cycle.	2	No commas(,) or dollar signs ($)	11
SERV_CURT _AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT _AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT _AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, 70=REO, 60=PIF, 63= Substitution, 65=Repurchase;	2
ACTION_CODE
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
SCHED_GROSS_INTEREST_AMT	The amount of interest due on the outstanding scheduled principal balance in the current cycle.	2	No commas(,) or dollar signs ($)	11

Exh. M-1

LOAN_FEE_AMT	The monthly loan fee amount expressed in dollars and cents.	2	No commas(,) or dollar signs ($)	11
SERV_FEE_RATE	The Servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
CR_LOSS_AMT	The amount of loss that is classified as a credit.	2	No commas(,) or dollar signs ($)	11
FRAUD_LOSS_AMT	The amount of loss that is attributable to a fraud claim.	2	No commas(,) or dollar signs ($)	11
BANKRUPTCY_LOSS_AMT	The amount of loss due to bankruptcy.	2	No commas(,) or dollar signs ($)	11
SPH_LOSS_AMT	The amount of loss that is classified as a special hazard.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a Borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the Servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The effective payment date of the modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The modification type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by the Servicer.	2	No commas(,) or dollar signs ($)	11

Exh. M-2

EXHIBIT N

FORM OF INTEREST RATE SWAP AGREEMENT

[Included as Exhibit 10.4 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

Exh. N

EXHIBIT O

FORM OF SARBANES-OXLEY CERTIFICATION

ABFC 2006-OPT2 TRUST,

ASSET-BACKED CERTIFICATES, SERIES 2006-OPT2

I, [identify the certifying individual] of Asset Backed Funding Corporation (the “Depositor”), certify that:

1.

I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the ABFC 2006-OPT2 Trust (the “Exchange Act Periodic Reports”);

2.

Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the pooling and servicing agreement, dated September 1, 2006, among Asset Backed Funding Corporation, Option One Mortgage Corporation and Wells Fargo Bank, N.A.; and;

5.

All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Option One Mortgage Corporation and Wells Fargo Bank, N.A.

By:________________________________

Name:

Title:

Exh. O

EXHIBIT P-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE TRUSTEE TO THE DEPOSITOR

ABFC 2006-OPT2 TRUST,

ASSET-BACKED CERTIFICATES, SERIES 2006-OPT2

The Trustee hereby certifies to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the annual report on Form 10-K for the fiscal year [___] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the ABFC 2006-OPT2 Trust;

2.

To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report; and

3.

To my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement, dated as of September 1, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as Servicer (the “Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”), for inclusion the Reports is included in the Report.

4.

I am responsible for reviewing the activities performed by the Trustee under the Pooling Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Pooling Agreement in all material respects; and

5.

The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Name:

Title:

Exh. P-1

EXHIBIT P-2

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER TO THE DEPOSITOR

ABFC 2006-OPT2 TRUST,

ASSET-BACKED CERTIFICATES, SERIES 2006-OPT2

I, [identify the certifying individual], certify to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Item 1123 of Regulation AB (each a “Compliance Statement”), the report on assessment of the Servicer’s compliance with the Servicing Criteria and reports on assessment of compliance with Servicing Criteria of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (each a “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 20 that were delivered or caused to be delivered by the Servicer pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2006 (the “Agreement”), among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (collectively, the “Servicing Information”);

2.

Based on my knowledge, the Servicing Information taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the servicing information required to be provided to the Trustee by the Servicer pursuant to the Agreement has been provided to the Trustee;
4.

I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the compliance statement, the Servicer has fulfilled its obligations under the Agreement; and

5.	The Servicing Assessment of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be

Exh. P-2-1

included in the Annual Report on Form 10-K for the Trust’s fiscal year [___] in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non compliance are described in any such Servicing Assessment or Attestation Report.

OPTION ONE MORTGAGE CORPORATION

By:________________________________

Name:

Title:

Exh. P-2-2

EXHIBIT Q

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria	Servicer	Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X

Exh. Q-1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria	Servicer	Trustee
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

Exh. Q-2

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria	Servicer	Trustee
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

[OPTION ONE MORTGAGE CORPORATION] [WELLS FARGO BANK, N.A.]

Date:	_______________________________

By:	_______________________________
Name:	________________________________
Title:	________________________________

Exh. Q-3

EXHIBIT R-1

ADDITIONAL FORM 10-D INFORMATION

ADDITIONAL FORM 10-D INFORMATION
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement Any information required by 1121 which is NOT included on the Distribution Date Statement	Servicer Trustee Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

o Issuing Entity (Trust Fund)	Trustee and Servicer[1]
o Sponsor (Seller)	Depositor
o Depositor	Depositor
o Trustee	Trustee
o Servicer	Servicer
o 1110(b) Originator	Depositor
o Any 1108(a)(3) Servicer (other than the Servicer or Trustee)	Servicer
o Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered. If information has been previously included in a Current Report of Form 8-K, it need not be furnished.

Depositor

_________________________

 To the extent the Servicer has actual knowledge or should have actual knowledge of such proceeding.

Exh. R-1-1

ADDITIONAL FORM 10-D INFORMATION
Item on Form 10-D	Party Responsible

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
o Determining applicable disclosure threshold	Depositor
o Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
o Determining current maximum probable exposure	Depositor
o Determining current significance percentage	Depositor, Trustee
o Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Exh. R-1-2

ADDITIONAL FORM 10-D INFORMATION
Item on Form 10-D	Party Responsible
Item 9: Exhibits
Distribution Date Statement to Certificateholders	Trustee
Exhibits required by Item 601 of Regulation S-K	Depositor, unless previously filed under Current Report on Form 8-K

Exh. R-1-3

EXHIBIT R-2

ADDITIONAL FORM 10-K INFORMATION

ADDITIONAL FORM 10-K INFORMATION
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trustee Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information*
o Determining applicable disclosure threshold	Depositor
o Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information*
o Determining current maximum probable exposure	Depositor
o Determining current significance percentage	Depositor, Trustee
o Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Exh. R-2-1

ADDITIONAL FORM 10-K INFORMATION
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

o Issuing Entity (Trust Fund)	Trustee and Servicer[1]
o Sponsor (Seller)	Depositor
o Depositor	Depositor
o Trustee	Trustee
o Servicer	Servicer
o 1110(b) Originator	Depositor
o Any 1108(a)(3) Servicer (other than the Servicer or Trustee)	Servicer
o Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) with respect to the Depositor and the Sponsor Trustee and/or Servicer as to (a) with respect to the Issuing Entity
o Servicer	Servicer
o Trustee	Trustee
o Any other 1108(a)(3) servicer	Servicer
o Any 1110 Originator	Depositor
o Any 1112(b) Significant Obligor	Depositor
o Any 1114 Credit Enhancement Provider	Depositor
o Any 1115 Derivate Counterparty Provider	Depositor
o Any other 1101(d)(1) material party	Depositor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) with respect to the Depositor and the Sponsor Trustee and/or Servicer as to (a) with respect to the Issuing Entity

_________________________

 (1) To the extent the Servicer has actual knowledge or should have actual knowledge of such proceeding.

Exh. R-2-2

ADDITIONAL FORM 10-K INFORMATION
Item on Form 10-K	Party Responsible
o Servicer	Servicer
o Trustee	Trustee
o Any other 1108(a)(3) servicer	Servicer
o Any 1110 Originator	Depositor
o Any 1112(b) Significant Obligor	Depositor
o Any 1114 Credit Enhancement Provider	Depositor
o Any 1115 Derivate Counterparty Provider	Depositor
o Any other 1101(d)(1) material party	Depositor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) with respect to the Depositor and the Sponsor Trustee and/or Servicer as to (a) with respect to the Issuing Entity
o Servicer	Servicer
o Trustee	Trustee
o Any other 1108(a)(3) servicer	Servicer
o Any 1110 Originator	Depositor
o Any 1112(b) Significant Obligor	Depositor
o Any 1114 Credit Enhancement Provider	Depositor
o Any 1115 Derivate Counterparty Provider	Depositor
o Any other 1101(d)(1) material party	Depositor

Exh. R-2-3

EXHIBIT R-3

FORM 8-K INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
o Sponsor (Seller)	Depositor
o Depositor	Depositor
o Servicer	Servicer
o Affiliated Servicer	Servicer
o Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
o Other material servicers	Servicer
o Trustee	Trustee
o Significant Obligor	Depositor
o Credit Enhancer (10% or more)	Depositor
o Derivative Counterparty	Depositor

Exh. R-3-1

FORM 8-K INFORMATION
Item on Form 8-K	Party Responsible

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Servicer Trustee

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Trustee
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity.”	Trustee Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Trustee Servicer
Reg AB disclosure about any new servicer or master servicer is also required.	Trustee Servicer
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Depositor Trustee

Exh. R-3-2

FORM 8-K INFORMATION
Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Depositor Trustee

Exh. R-3-3

EXHIBIT S

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW. SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380

E-mail: cts.sec.notifications@wellsfargo.com

[insert name and address of Depositor]

Attn: Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE: **Additional Form ☐ Disclosure**Required

Ladies and Gentlemen:

In accordance with Section ☐ of the Pooling and Servicing Agreement, dated as of ☐ ☐, 2006, among ☐, as ☐, ☐, as ☐, ☐, as ☐ and ☐, as ☐. The Undersigned, as ☐, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form ☐.

Description of Additional Form ☐ Disclosure:

List of Any Attachments hereto to be included in the Additional Form ☐ Disclosure:

Any inquiries related to this notification should be directed to ☐, phone number: ☐; email address: ☐.

[NAME OF PARTY]

as [role]

By:________________________________

Name:

Title:

Exh. S